                                                                    EXHIBIT 99.1


================================================================================







                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among:


                            STORAGE DIMENSIONS, INC.,
                             a Delaware corporation;


                           STORAGE ACQUISITION CORP.,
                            a California corporation;


                                       and


                                 ARTECON, INC.,
                            a California corporation;







                           ---------------------------

                          Dated as of December 22, 1997

                           ---------------------------







================================================================================

                                TABLE OF CONTENTS


                                                                                          PAGE
                                                                                          ----
SECTION 1.     DESCRIPTION OF TRANSACTION....................................................1

        1.1    Merger of Merger Sub into the Company.........................................1

        1.2    Effect of the Merger..........................................................1

        1.3    Closing; Effective Time.......................................................1

        1.4    Articles of Incorporation and Bylaws; Directors and Officers..................2

        1.5    Conversion of Shares..........................................................2

        1.6    Closing of the Company's Transfer Books.......................................4

        1.7    Exchange of Certificates......................................................4

        1.8    Dissenting Shares.............................................................5

        1.9    Tax Consequences..............................................................6

        1.10   Accounting Treatment..........................................................6

        1.11   Further Action................................................................6

SECTION 2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................6

        2.1    Due Organization; No Subsidiaries; Etc........................................6

        2.2    Articles of Incorporation and Bylaws; Records.................................7

        2.3    Capitalization................................................................7

        2.4    Financial Statements..........................................................8

        2.5    Absence of Changes............................................................8

        2.6    Title to Assets..............................................................10

        2.7    Accounts Receivable; Loans and Advances......................................10

        2.8    Equipment; Leasehold.........................................................11

        2.9    Proprietary Assets...........................................................11

        2.10   Contracts....................................................................12

        2.11   No Undisclosed Liabilities...................................................14

        2.12   Compliance with Legal Requirements...........................................14

        2.13   Governmental Authorizations..................................................14

        2.14   Tax Matters..................................................................14

        2.15   Employee and Labor Matters; Benefit Plans....................................15

        2.16   Environmental Matters........................................................17

        2.17   Insurance....................................................................18

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                          PAGE
                                                                                          ----
        2.18   Related Party Transactions...................................................18

        2.19   Legal Proceedings; Orders....................................................18

        2.20   Authority; Binding Nature of Agreement.......................................19

        2.21   Non-Contravention; Consents..................................................19

        2.22   Vote Required................................................................20

        2.23   Company Action...............................................................20

        2.24   Full Disclosure..............................................................20

        2.25   Finder's Fee.................................................................21

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB......................21

        3.1    Due Organization, Etc........................................................21

        3.2    Certificate of Incorporation and Bylaws; Records.............................22

        3.3    Capitalization, Etc..........................................................22

        3.4    SEC Filings; Financial Statements............................................22

        3.5    Absence of Changes...........................................................23

        3.6    Title to Assets..............................................................25

        3.7    Accounts Receivable; Loans and Advances......................................26

        3.8    Equipment; Leasehold.........................................................26

        3.9    Proprietary Assets...........................................................26

        3.10   Contracts....................................................................27

        3.11   No Undisclosed Liabilities...................................................29

        3.12   Compliance with Legal Requirements...........................................29

        3.13   Governmental Authorizations..................................................29

        3.14   Tax Matters..................................................................30

        3.15   Employee and Labor Matters; Benefit Plans....................................30

        3.16   Environmental Matters........................................................32

        3.17   Insurance....................................................................33

        3.18   Related Party Transactions...................................................33

        3.19   Legal Proceedings; Orders....................................................33

        3.20   Authority; Binding Nature of Agreement.......................................33

        3.21   Non-Contravention; Consents..................................................34

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                          PAGE
                                                                                          ----
        3.22   Vote Required................................................................35

        3.23   Parent Action................................................................35

        3.24   Full Disclosure..............................................................35

        3.25   Finder's Fee.................................................................36

        3.26   Opinion of Financial Advisor to Parent.......................................36

SECTION 4.     CERTAIN COVENANTS OF THE COMPANY.............................................36

        4.1    Access and Investigation.....................................................36

        4.2    Operation of the Company's Business..........................................36

        4.3    Notification; Updates to Company Disclosure Schedule.........................38

        4.4    No Solicitation..............................................................39

        4.5    Company Shareholders' Meeting................................................40

        4.6    Tax Representation Letters; Continuity of Interest Certificates..............41

        4.7    Affiliate Agreements.........................................................41

SECTION 5.     CERTAIN COVENANTS OF PARENT..................................................41

        5.1    Access and Investigation.....................................................41

        5.2    Operation of Parent's Business...............................................41

        5.3    Notification; Updates to Parent Disclosure Schedule..........................43

        5.4    No Solicitation..............................................................44

        5.5    Parent Stockholders' Meeting.................................................45

        5.6    Tax Representation Letters...................................................45

        5.7    Merger Sub Activities........................................................46

SECTION 6.     ADDITIONAL COVENANTS OF THE PARTIES..........................................46

        6.1    Filings and Consents.........................................................46

        6.2    Public Announcements.........................................................46

        6.3    Reasonable Efforts...........................................................46

        6.4    Registration Statement.......................................................46

        6.5    Additional Agreements........................................................47

        6.6    Regulatory Approvals.........................................................48

        6.7    Indemnification..............................................................49

SECTION 7.     CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB.................49

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                          PAGE
                                                                                          ----
        7.1    Accuracy of Representations..................................................49

        7.2    Performance of Covenants.....................................................49

        7.3    Effectiveness of Registration Statement......................................49

        7.4    Compliance Certificate.......................................................50

        7.5    Stockholder Approval.........................................................50

        7.6    Consents.....................................................................50

        7.7    Legal Opinion................................................................50

        7.8    Tax Opinion..................................................................50

        7.9    No Restraints................................................................50

        7.10   HSR Act......................................................................50

        7.11   Termination of Repurchase Agreement..........................................50

SECTION 8.     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY...........................50

        8.1    Accuracy of Representations..................................................51

        8.2    Performance of Covenants.....................................................51

        8.3    Effectiveness of Registration Statement......................................51

        8.4    Nasdaq National Market.......................................................51

        8.5    Compliance Certificate.......................................................51

        8.6    Stockholder Approval.........................................................51

        8.7    Consents.....................................................................51

        8.8    Legal Opinion................................................................51

        8.9    Tax Opinion..................................................................51

        8.10   No Restraints................................................................51

        8.11   HSR Act......................................................................52

        8.12   Resignations of Certain Directors............................................52

SECTION 9.     TERMINATION..................................................................52

        9.1    Termination..................................................................52

        9.2    Effect of Termination........................................................53

        9.3    Fees and Expenses; Termination Fees..........................................53

SECTION 10.    MISCELLANEOUS PROVISIONS.....................................................54

        10.1   No Survival of Representations and Warranties................................54

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                          PAGE
                                                                                          ----
        10.2   Further Assurances...........................................................54

        10.3   Attorneys' Fees..............................................................54

        10.4   Notices......................................................................54

        10.5   Time of the Essence..........................................................55

        10.6   Governing Law; Venue.........................................................56

        10.7   Successors and Assigns.......................................................56

        10.8   Remedies Cumulative; Specific Performance....................................56

        10.9   Waiver.......................................................................56

        10.10  Amendments...................................................................56

        10.11  Severability.................................................................56

        10.12  Parties in Interest..........................................................57

        10.13  Disclosure Schedules.........................................................57

        10.14  Entire Agreement.............................................................57

        10.15  Construction.................................................................57

        10.16  Headings.....................................................................57

        10.17  Counterparts.................................................................57

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                    EXHIBITS

                                                                                          PAGE
                                                                                          ----
Exhibit A        -        Certain Definitions

Exhibit B        -        Certificate of Amendment

Exhibit C        -        Directors and Officers of Parent

Exhibit D        -        Directors and Officers of the Surviving Corporation

Exhibit E        -        Certain Company Shareholders

Exhibit F        -        Certain Parent Stockholders

Exhibit G        -        Company Tax Representation Letter

Exhibit H        -        Company Continuity of Interest Certificate

Exhibit I        -        Form of Affiliate Agreement

Exhibit J        -        Parent Tax Representation Letter

Exhibit K        -        Capital Partners Standstill Agreement

Exhibit L        -        Form of Cooley Godward LLP Legal Opinion

Exhibit M        -        Form of Cooley Godward LLP Tax Opinion

Exhibit N        -        Form of Wilson Sonsini Goodrich & Rosati Legal Opinion

Exhibit O        -        Form of Wilson Sonsini Goodrich & Rosati Tax Opinion

Exhibit P        -        Resignations of Certain Directors

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION


        THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of December 22, 1997, by and among STORAGE DIMENSIONS, INC., a Delaware corporation ("Parent"), STORAGE ACQUISITION CORP., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and ARTECON, INC., a California corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

        A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company (the "Merger") in accordance with this Agreement and the California General Corporation Law (the "CGCL"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

        B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a purchase.

        C. This Agreement has been adopted and approved by the respective boards of directors of Parent, Merger Sub and the Company.

                                    AGREEMENT

        The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION

        1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

        1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the CGCL.

        1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, California 92101 at a time and on a date which shall be promptly (but not more than two (2) days following) the satisfaction or waiver of the conditions set forth in Sections 7 and 8 (the "Closing Date"). Contemporaneously with or as promptly as practicable after the Closing, a properly executed agreement or certificate of merger conforming to the requirements of the CGCL (the "Certificate of Merger") shall be filed with the Secretary of State of the State of California. The Merger shall take effect at the time the Certificate of Merger is filed with and accepted by the Secretary of State of the State of California (the "Effective Time").

        1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by the Company prior to the Effective Time:

            (a) effective on or promptly following the Effective Time, by the filing of a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of the State of Delaware or as otherwise permitted by the Delaware General Corporation Law ("DGCL"), Parent shall (i) amend its Certificate of Incorporation to change its name from "Storage Dimensions, Inc." to "Artecon, Inc." and (ii) amend its Certificate of Incorporation and Bylaws to
(A) provide for a classified Board of Directors whereby the directors shall be separated into three classes, with the members of each class serving for a three year term, (B) provide that a director may not be removed from office without cause, except by the affirmative vote of 66-2/3% of the outstanding voting stock of Parent, and (C) provide for a new series of Preferred Stock with certain rights, preferences and privileges (the "Parent Preferred Stock") all as set forth in the Certificate of Amendment of Certificate of Incorporation attached hereto as Exhibit B (the "Certificate of Amendment");

            (b) the directors and officers of Parent immediately after the Effective Time shall be the individuals identified on Exhibit C;

            (c) the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of Merger Sub; provided, however, that the name of Merger Sub shall be changed effective on or promptly following the Effective Time by filing a Certificate of Amendment of the Articles of Incorporation with the Secretary of State of the State of California or as otherwise permitted by the CGCL, from "Storage Acquisition Corp." to "Artecon California;"

            (c) the Bylaws of the Surviving Corporation shall be the Bylaws of Merger Sub; and

            (e) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit D.

        1.5 CONVERSION OF SHARES.

            (a) Subject to Section 1.7(b) and Section 1.8, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

                (i) each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the Applicable Multiple (as defined below) of fully paid and non-assessable shares of Parent Common Stock (the "Shares");

                (ii) each share of Preferred Stock of the Company outstanding immediately prior to the Effective Time shall be converted into one fully paid and non-assessable share of Parent Preferred Stock; and

                (iii) each share of the Common Stock, $0.001 par value, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

            (b) For purposes of this Agreement:

                (i) the term "Applicable Multiple" shall mean a fraction the numerator of which is the number of Merger Shares and the denominator of which is the number of Company Shares;

                (ii) the term "Company Shares" shall mean (A) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time plus (B) the maximum number of shares of Company Common Stock underlying instruments convertible into or exchangeable for Company Common Stock (without regard to vesting or similar restrictions) outstanding immediately prior to the Effective Time, including shares of Company Preferred Stock other than 2,494,159 shares of Company Preferred Stock held by the Sauey Affiliates (defined in Section 2.3) immediately prior to Closing; and (III) the term "Merger Shares" shall mean the shares of Parent Common Stock to be issued to the Company Shareholders in the Merger and shall be equal to the product of (A) 1.5641 and
(B) the sum of (x) the number of shares of Parent Common Stock outstanding immediately prior to the Effective Time plus (y) the maximum number of shares of Parent Common Stock issuable upon exercise, in accordance with their terms but without regard to any vesting or similar restrictions, of any and all options outstanding as of the date hereof and that are also outstanding immediately prior to the Effective Time to purchase Parent Common Stock with option exercise prices less than the Applicable Price (defined in Section 1.10).

            (c) At the Effective Time, all rights with respect to Company Common Stock under Company Options and Company Warrants that are then outstanding, if any, shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each Company Option and Company Warrant, if any, in accordance with the terms (as in effect as of the date hereof) of the stock option plan or other agreement, as the case may be, under which it was issued and the stock option agreement or warrant agreement, as the case may be, by which it is evidenced. From and after the Effective Time, (i) each Company Option and Company Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each Company Option and Company Warrant shall be equal to the number of shares of Company Common Stock subject to such Company Option and Company Warrant immediately prior to the Effective Time multiplied by the Applicable Multiple, rounding down to the nearest whole share, (iii) the per share exercise price under each such Company Option and Company Warrant shall be adjusted by dividing the per share exercise price under each such Company Option and Company Warrant by the Applicable Multiple and rounding up to the nearest cent and (iv) any restriction on the exercise of any Company Option or Company Warrant shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option and Company Warrant shall otherwise remain unchanged; provided, however, that each such Company Option and Company Warrant shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, subdivision, reclassification, reorganization, stock split, combination or similar transaction subsequent to the Effective Time. The Company shall take all action that may be necessary (under the stock option plan or other agreements pursuant to which Company Options and Company Warrants are outstanding) to effectuate the provisions of this Section 1.5(c) and to ensure that, from and after the Effective Time, holders of Company Options and Company Warrants have no rights with respect thereto other than those specifically provided herein. Parent shall file with the Securities and Exchange Commission ("SEC"), no later than five (5) business days after Effective Time, a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the Company Options assumed by Parent in accordance with this Section 1.5(c). This Section 1.5(c) will survive the consummation of the Merger and the Effective Time, is intended to benefit and may be enforced by each of the persons who hold Company Options and/or Company Warrants and will be binding on all successors and assigns of Parent and the Surviving Corporation.

            (d) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then (unless such condition terminates by virtue of the Merger pursuant to the express terms of such agreement) the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

        1.6 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, (a) all certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and (b) the stock transfer books of the Company shall be closed with respect to all shares of such Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of Company Common Stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

        1.7 EXCHANGE OF CERTIFICATES.

            (a) EXCHANGE PROCEDURES. At or as soon as practicable after the Closing, the holders of Company Common Stock and Preferred Stock shall surrender their Company Stock Certificates in exchange for certificates representing Parent Common Stock or Parent Preferred Stock, as the case may be, pursuant to this Agreement. Subject to Section 1.7(b), upon such surrender of a Company Stock Certificate for exchange, (1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of shares of Parent Common Stock that such holder has the right to receive pursuant to

Section 1.5(a)(i), and (2) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7(a), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock or Parent Preferred Stock, as the case may be (and cash in lieu of any fractional share of Parent Common Stock or Parent Preferred Stock as contemplated by Section 1.7(b)), pursuant to this Agreement. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent shall issue a certificate representing Parent Common Stock or Parent Preferred Stock, as the case may be, with respect to such lost, stolen or destroyed Company Stock Certificate in accordance with this Agreement upon delivery by the owner of such lost, stolen or destroyed Company Stock Certificate to Parent of an appropriate affidavit as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

            (b) FRACTIONAL SHARES. No fractional shares of Parent Common Stock or Parent Preferred Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Company Common Stock or Company Preferred Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock or Parent Preferred Stock (after aggregating all fractional shares of Parent Common Stock and Parent Preferred Stock, respectively, issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Designated Parent Stock Price. The "Designated Parent Stock Price" shall be the closing sales price of one share of Parent Common Stock as reported on the Nasdaq National Market on the Closing Date.

            (c) NO LIABILITY. Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock for any shares of Parent Common Stock or Parent Preferred Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

        1.8 DISSENTING SHARES. Notwithstanding anything to the contrary contained in this Agreement, any shares of Company Common Stock or Company Preferred Stock outstanding immediately prior to the Effective Time that were not voted in favor of the Merger and are held by shareholders who have complied with the applicable provisions of Chapter 13 of the CGCL (the "Dissenting Shares") shall not be converted into or represent the right to receive Parent Common Stock or Parent Preferred Stock in accordance with Sections 1.5(a)(i) and 1.5(a)(ii), as the case may be (or cash in lieu of fractional shares in accordance with Section 1.7(b)), and each holder of Dissenting Shares shall be entitled only to such rights as may be granted to such holder under Chapter 13 of the CGCL. From and after the Effective Time, a holder of Dissenting Shares shall not have and shall not be entitled to exercise any of the voting rights or other rights of a shareholder of the Surviving Corporation. If any holder of Dissenting Shares shall fail to assert or perfect, or shall waive, rescind, withdraw or otherwise lose, such holder's right to dissent and obtain payment under Chapter 13 of the CGCL, then such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of Company Stock Certificate(s) previously representing such shares) Parent Common Stock or Parent

Preferred Stock in accordance with Section 1.5(a)(i) (and cash in lieu of any fractional share in accordance with Section 1.7(b)).

        1.9 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

        1.10 ACCOUNTING TREATMENT. For accounting purposes, the Merger is intended to be treated as a purchase. For purposes of determining the purchase price, the measurement date shall be December 18, 1997 based on the average of the closing bid and ask prices per share of Parent's Common Stock as traded on the Nasdaq Stock Market on such date (the "Applicable Price").

        1.11 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants to Parent and Merger Sub that, except as set forth in the disclosure schedule prepared by the Company in accordance with the requirements of Section 10.13 and that has been delivered by the Company to Parent on the date of this Agreement (the "Company Disclosure Schedule"):

        2.1  DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

            (a) Each of the Company and each other subsidiary of the Company are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation with full corporate power and authority: (i) to conduct its business in the manner in which it is now being conducted (ii) to own and use its assets in the manner in which its assets are currently owned and used and (iii) to perform its obligations under all Contracts by which is its bound. The Company has no subsidiaries other than the subsidiaries disclosed in Part 2.1 of the Company Disclosure Schedule (collectively the "Company Subsidiaries").

            (b) The Company and the Company Subsidiaries maintain facilities and/or employees in each state listed in Part 2.1(b) of the Company Disclosure Schedule. The Company and each Company Subsidiary is duly qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on the Company or on the ability of the Company to consummate the transactions contemplated hereby.

        2.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered or made available to Parent accurate and complete copies of: (1) the Company's articles of incorporation and bylaws as currently in effect, including all amendments thereto; (2) the stock records of the Company; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the Board of Directors of the Company and all committees of the Board of Directors of the Company. The Company is not in violation of any of the provisions of its articles of incorporation or bylaws. The books of account, stock records, minute books and other records of the Company are accurate and complete in all material respects, and have been maintained in accordance with prudent business practices.

        2.3 CAPITALIZATION. The authorized capital stock of the Company consists of: (i) 20,000,000 shares of Company Common Stock, of which 6,043,990 shares have been issued and are outstanding as of the date hereof; and (ii) 20,000,000 shares of Company Preferred Stock, no par value, of which (A) 10,000,000 shares of which have been designated as "Preferred" shares, 1,111,951 shares of which are issued and outstanding as of the date hereof, and (B) 10,000,000 shares of which have been designated as "Preferred B" shares, 1,405,208 of which are issued and outstanding as of the date hereof. As of the date hereof, 1,088,951 shares of Preferred and 1,405,208 shares of Preferred B are collectively held by W.R. Sauey, Flambeau Corporation, Flambeau Products Corporation and Seats Incorporated (such parties collectively referred to herein as the "Sauey Affiliates"). The Company Preferred Stock is convertible into Company Common Stock at the rate of one share of Company Common Stock for each 0.8 of a share of Company Preferred Stock and such Preferred Stock has the rights, preferences and privileges set forth in the Company's Articles of Incorporation, as amended.
Part 2.3 of the Company Disclosure Schedule sets forth, as of the date hereof, the names of the Company's shareholders and the number of shares of Company Common Stock and Company Preferred Stock owned of record by each of such shareholders. All of the outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued, and are fully paid and non-assessable, and none of such shares is subject to any repurchase option or restriction on transfer other than restrictions imposed by federal or state securities laws and other than repurchase options exercisable by the Company upon termination of employment. Part 2.3 of the Company Disclosure Schedule, sets forth all outstanding subscriptions, options, calls, warrants or other rights (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company. All outstanding shares of Company Common Stock and Company Preferred Stock have been issued in compliance with all applicable securities laws and other applicable Legal Requirements. Except for shares repurchased upon termination of employment, the Company has never repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities. Other than the irrevocable proxies set forth on Part
2.3 of the Company Disclosure Schedule, there are no preemptive or similar rights with respect to the Company's capital stock. There is no Company Contract (or, to the Company's knowledge, any other agreement or arrangement to which the Company is not a party) relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. There is no shareholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

        2.4 FINANCIAL STATEMENTS.

            (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

                (i) the audited balance sheets of the Company as of March 29, 1997, March 30, 1996 and March 25, 1995, and the related audited statements of income, statements of shareholders' equity and statements of cash flows of the Company for the years then ended, together with the notes thereto and the unqualified report of an independent auditor relating thereto; and

                (ii) The unaudited balance sheet of the Company as of September 27, 1997, and the related unaudited statement of income of the Company for the six-month period then ended, and the unaudited balance sheets of the Company as of October 28, 1997 and the related unaudited statements of income of the Company for the months then ended.

            (b) The Company Financial Statements present fairly the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

        2.5 ABSENCE OF CHANGES. Since September 27, 1997 through the date of this Agreement:

            (a) there has not been any material adverse change in the business, condition, assets, liabilities, operations or financial performance of the Company or any of the Company Subsidiaries, and, to the knowledge of the Company, no event has occurred that could reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole;

            (b) there has not been any loss, damage or destruction to any of the Company's assets of the Company or any of the Company Subsidiaries (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect on the Company;

            (c) neither the Company nor any Company Subsidiaries has declared, accrued, set aside or paid any dividend stock split, combination or reclassification or made any other distribution in respect of any shares of capital stock and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

            (d) neither the Company nor any Company Subsidiary has sold, issued or authorized the issuance of (i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options), (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security (except for

Company Options described in Part 2.3 of the Company Disclosure Schedule), or
(iii) any instrument convertible into or exchangeable for any capital stock or other security;

            (e) there has been no amendment to the articles of organization or bylaws of the Company or any Company Subsidiary, and neither the Company nor any Company Subsidiary has effected or been a party to any Company Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

            (f) neither the Company nor any Company Subsidiary has amended or waived any of its rights under, or permitted the acceleration of vesting under
(i) any provision of any agreement evidencing any outstanding Company Option or Company Warrant, or (ii) any restricted stock purchase agreement;

            (g) neither the Company nor any Company Subsidiary has formed any subsidiary or acquired any equity interest in any other Entity;

            (h) neither the Company nor any Company Subsidiary has made any capital expenditure which, when added to all other capital expenditures made since September 27, 1997, exceeds $100,000 in the aggregate;

            (i) neither the Company nor any Company Subsidiary has (i) entered into any Material Company Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Company Contract to which it is or was a party or under which it has or had any material rights or obligations;

            (j) neither the Company nor any Company Subsidiary has (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for purchases of inventory and sales of products in the ordinary course of business and except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

            (k) neither the Company nor any Company Subsidiary has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $25,000 individually or $100,000 in the aggregate;

            (l) neither the Company nor any Company Subsidiary has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of assets valued at $100,000 or less, individually or in the aggregate, made in the ordinary course of business and consistent with the Company's past practices;

            (m) neither the Company nor any Company Subsidiary has (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

            (n) neither the Company nor any Company Subsidiary has (i) established, adopted or amended any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, (iii) hired any new employee, in either case except in the ordinary course of business and consistent with past practices or (iv) entered into any severance or employment agreement with any person;

            (o) neither the Company nor any Company Subsidiary has changed any of its methods of accounting or accounting practices in any material respect;

            (p) neither the Company nor any Company Subsidiary has made any Tax election;

            (q) neither the Company nor any Company Subsidiary has commenced or settled any Legal Proceeding;

            (r) neither the Company nor any Company Subsidiary has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices;

            (s) neither the Company nor any Company Subsidiary has made any material write-down of inventory; and

            (t) neither the Company nor any Company Subsidiary has agreed or committed to take any of the actions referred to in clauses "(c)" through "(s)" above.

        2.6 TITLE TO ASSETS.

            (a) The Company and each Company Subsidiary owns, and has good and valid title to all assets purported to be owned by it, including all of the assets reflected in the Company Financial Statements and all other assets reflected in the Company's books and records as being owned by the Company. All of said assets are owned by the Company and each Company Subsidiary free and clear of any liens or other Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that would not (in any case or in the aggregate) have a Material Adverse Effect on the Company.

            (b) Part 2.6(b) of the Company Disclosure Schedule identifies all assets that are being leased or licensed to the Company and each Company Subsidiary that involve obligations of the Company in excess of $100,000 on an individual basis.

        2.7 ACCOUNTS RECEIVABLE; LOANS AND ADVANCES.

            (a) All accounts receivable of the Company and each Company Subsidiary that are reflected in the Company Financial Statements or in the accounting records of the Company as of the date hereof (collectively, the "Company Accounts Receivable") represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. The Company Accounts Receivable are current and collectible net of any respective reserves shown in the Company Financial Statements or on the accounting records of the Company as of the date hereof (which reserves are adequate and calculated consistent with past practice). There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of any Company Accounts Receivable relating to the amount or validity of such Company Accounts Receivable.

            (b) Part 2.7(b) of Company Disclosure Schedule contains an accurate and complete list of all loans and advances made by the Company or any Company Subsidiary (and pursuant to which amounts are outstanding as of the date of this Agreement) to any employee, director, consultant or independent contractor of Company or any Company Subsidiary, other than routine travel advances made to employees in the ordinary course of business.

        2.8 EQUIPMENT; LEASEHOLD. The real property leased by and other tangible assets leased or owned by the Company and each Company Subsidiary are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is now being conducted.

            (a) Neither the Company nor any Company Subsidiary owns any real property or any material interest in real property. Part 2.8(b) of the Company Disclosure Schedule describes all leases of real property held by the Company and each Company Subsidiary.

        2.9 PROPRIETARY ASSETS.

            (a) To the knowledge of the Company, the Company has good and valid title to all Company Proprietary Assets free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets. Neither the Company nor any Company Subsidiary is obligated to make any payment to any Person for the use of any Company Proprietary Asset. To the knowledge of the Company, the Company and each Company Subsidiary is free to use, modify, copy, distribute, sell, license or otherwise exploit each of the Company Proprietary Assets on an exclusive basis. Part 2.9 of the Company Disclosure Schedule lists all patents held by and patent applications filed by the Company. The Company is the valid assignee of record and owner of each of such patents and patent applications and all such patent applications are being actively prosecuted and none of such patents or patent applications have been abandoned.

            (b) The Company and each Company Subsidiary has taken reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Neither the Company nor any Company Subsidiary has disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person (other than the Company) has access to or has any rights with respect to any Company Proprietary Asset, in either case except pursuant to a valid non-disclosure agreement.

            (c) To the knowledge of the Company, none of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. To the knowledge of the Company, the Company nor any Company Subsidiary is infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

            (d) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been conducted. Neither the Company nor any Company Subsidiary has licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and neither the Company nor any Company Subsidiary has entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

            (e) No shareholder, officer or director of the Company has title to any Company Proprietary Asset which would be necessary to enable the Company to conduct its business in the manner in which such business is currently being conducted.

        2.10 CONTRACTS.

            (a) Part 2.10(a) of the Company Disclosure Schedule identifies each Company Contract that constitutes a "Material Company Contract." For purposes of this Agreement, a "Material Company Contract" shall be deemed to be any Company
Contract:

                (i) relating to the employment or engagement of, or the performance of services by, any employee, consultant or independent contractor which involves a potential commitment of the Company in excess of $60,000 per year, including any Company Contract involving severance payments or acceleration benefits upon a Company Acquisition Transaction;

                (ii) relating to the acquisition, transfer, use, development, sharing or license of any Company Proprietary Asset (except in the ordinary course of business and except for any Company Proprietary Asset that is licensed to the Company under any third party software license agreement generally available to the public at a cost of less than $50,000);

                (iii) imposing any material restriction on the Company's or any Company Subsidiary's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or
(C) to develop or distribute any Company Proprietary Asset;

                (iv) creating or involving any agency relationship, distribution arrangement or franchise relationship involving payments to or from the Company or obligations in excess of $100,000 per year;

                (v) relating to the acquisition, issuance or transfer of any securities of the Company or any Company Subsidiary under which the Company has any current rights or obligations;

                (vi) creating or relating to the creation of any Encumbrance with respect to any asset owned or used by the Company or any Company Subsidiary having a value in excess of $100,000;

                (vii) involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity, any right of contribution or any surety arrangement in excess of $100,000 per year;

                (viii) creating or relating to any partnership or joint venture or any material sharing of revenues, profits, losses, costs or liabilities;

                (ix) relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

                (x) entered into outside the ordinary course of business;

                (xi) that may not be terminated by the Company or any Company Subsidiary (without penalty) within 120 days after the delivery of a termination notice by the Company or any Company Subsidiary and which involves payments or commitments of $25,000 or more; and

                (xii) contemplating or involving (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 in the aggregate, or (B) the performance of services having a value in excess of $100,000 in the aggregate.)

            (b) The Company has delivered to Parent accurate and complete copies of all Material Company Contracts identified in Part 2.10(a) of the Company Disclosure Schedule, including all amendments thereto. Each Contract identified in Part 2.10(a) of the Company Disclosure Schedule is valid and in full force and effect, and is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

            (c) Neither the Company nor any Company Subsidiary nor, to the Company's knowledge, any other party, has materially violated or breached, or committed any material default under, any Material Company Contract;

                (i) to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Company Contract, or (D) give any Person the right to cancel, terminate or modify any Material Company Contract;

                (ii) since September 27, 1997, neither the Company nor any Company Subsidiary has received any notice or other communication regarding (i) any actual or possible violation or breach of, or default under, any Material Company Contract, or (ii) any actual or possible termination of any Material Company Contract; and

                (iii) neither the Company nor any Company Subsidiary has waived any of its material rights under any Material Company Contract.


        2.11 NO UNDISCLOSED LIABILITIES. Except as set forth in the Company Financial Statements and except for current liabilities incurred in the ordinary course of business since October 28, 1997, neither the Company nor any Company Subsidiary has accrued, contingent or other liabilities of any nature, either matured or unmatured.

        2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company and each Company Subsidiary is, and has at all times been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement; provided, however, that this representation shall not apply to the matters covered by the representations contained in Sections 2.14, 2.15 and 2.16.

        2.13 GOVERNMENTAL AUTHORIZATIONS. The Company and each Company Subsidiary has all Governmental Authorizations necessary to enable the Company and such Company Subsidiary to conduct its business in the manner in which its business is currently being conducted, except for Governmental Authorizations the failure of which to obtain would not have a Material Adverse Effect on the Company. The Company and each Company Subsidiary is, and at all times has been, in compliance with the material terms and requirements of such Governmental Authorizations, except for any noncompliance which would not have a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

        2.14 TAX MATTERS.

            (a) All Material Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any transaction occurring or any taxable period ending on or before the date hereof (the "Company Returns") (i) have been filed when due, and (ii) have been accurately and completely prepared in compliance with all applicable Legal Requirements. The Company and each Company Subsidiary has, within the time (including any extensions of applicable due dates) and in the manner prescribed by law, paid all Taxes that are due and payable, except Taxes that, individually and in the aggregate, are not material. The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles.

            (b) No claim or Legal Proceeding is pending or has been threatened against or with respect to the Company or any Company Subsidiary in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company or any Company Subsidiary. There are no liens for Taxes upon any of the assets of the Company or any Company Subsidiary, except liens for current Taxes not yet due and payable.

        2.15 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

            (a) Part 2.15(a) of the Company Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement whose annual salaries are greater than $60,000, and correctly reflects their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. Neither the Company nor any Company Subsidiary is a party to any collective bargaining contract or other Contract with a labor union involving any of its employees.

            (b) Part 2.15(b) of the Company Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, health, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (individually referred to as a "Company Plan" and collectively referred to as the "Company Plans") sponsored, maintained, contributed to or required to be contributed to by the Company or any Company Subsidiary for the benefit of any current or former employee of the Company or any Company Subsidiary.

            (c) Neither the Company nor any Company Subsidiary maintains, sponsors or contributes to, and, to the knowledge of the Company, neither the Company nor any Company Subsidiary has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), subject to Title IV of ERISA for the benefit of employees or former employees of the Company (a "Company Defined Benefit Plan").

            (d) Neither the Company nor any Company Subsidiary maintains, sponsors or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of the Company or any Company Subsidiary.

            (e) With respect to each Company Plan, the Company has made available to Parent:

                (i) an accurate and complete copy of such Company Plan (including all amendments thereto);

                (ii) an accurate and complete copy of the annual report (if required under ERISA) with respect to such Company Plan for the three most recent plan years;

                (iii) an accurate and complete copy of (A) the most recent summary plan description, together with each summary of material modifications thereto (if required under ERISA) with respect to such Company Plan, and (B) each material employee communication relating to such Company Plan;

                (iv) if such Company Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

                (v) accurate and complete copies of all Contracts relating to such Company Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

                (vi) an accurate and complete copy of the most recent determination, notification, advisory and/or opinion letter received from the Internal Revenue Service with respect to such Company Plan (if such Company Plan is intended to be qualified under Section 401(a) of the Code).

            (f) Neither the Company nor any Company Subsidiary is required to be, and, to the best of the knowledge of the Company, the Company has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. Neither the Company nor any Company Subsidiary has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the of the knowledge of the Company, neither the Company nor any Company Subsidiary has ever made a complete or partial withdrawal from a "multiemployer plan" (as defined in Section 3(37) of ERISA) resulting in "withdrawal liability" (as defined in Section 4201 of ERISA), without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA.

            (g) Neither the Company nor any Company Subsidiary has any plan or commitment to create any additional Company employee benefit plan within the meaning of ERISA, or to modify or change any such plan (other than to comply with applicable law).

            (h) No Company Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of the Company after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the balance sheet as of September 27, 1997, or (iii) benefits the full cost of which are borne by current or former employees of the Company or any Company Subsidiary (or their beneficiaries)).

            (i) With respect to each of the Company Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") have been complied with in all material respects.

            (j) Each of the Company Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including ERISA and the Code.

            (k) Each of the Company Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked.

            (l) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus payment, golden parachute payment, severance payment or other payment to any current or former employee or director of the Company or any Company Subsidiary (whether or not under any Company Plan), or materially increase the benefits payable under any Company Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

            (m) The Company and each Company Subsidiary is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, bonuses and terms and conditions of employment.

        2.16 ENVIRONMENTAL MATTERS. The Company and each Company Subsidiary is and has at all times been in compliance, in all material respects, with all applicable Environmental Laws. The Company and each Company Subsidiary possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and the Company and each Company Subsidiary is and has at all times been in compliance with the terms and requirements of all such Governmental Authorizations, except where the failure to possess such Governmental Authorizations or failure to be in compliance would not have a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that the Company or any Company Subsidiary is not in compliance with any Environmental Law. To the knowledge of the Company, no current or prior owner of any property leased or owned by the Company or any Company Subsidiary has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that such current or prior owner or the Company is not or was not in compliance with any Environmental Law. (For purposes of this Section 2.16 and Section 3.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or in the future regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

        2.17 INSURANCE. The business and properties of the Company and each Company Subsidiary are insured for the benefit of the Company and each Company Subsidiary in amounts deemed adequate by the Company's management against risks usually insured against by persons operating businesses similar to those of the Company in the localities where such properties are located. The Company has received no notice of cancellation or refusal of coverage and copies of all of such insurance policies have been delivered to Parent.

        2.18 RELATED PARTY TRANSACTIONS. (a) No Related Party has, and no Related Party has at any time since March 31, 1995 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company or any Company Subsidiary in a manner that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC; (b) no Related Party is, or has at any time since March 31, 1995 been, indebted to the Company or any Company Subsidiary in a manner that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC; (c) since March 31, 1995, no Related Party has entered into, or has had any direct or indirect financial interest in, any Material Company Contract, transaction or business dealing involving the Company or any Company Subsidiary in a manner that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC; (d) no Related Party is competing, or has at any time since March 31, 1995 competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company or any Company Subsidiary (other than rights to receive compensation for services performed as an employee of the Company or any Company Subsidiary). (For purposes of this
Section 2.18, each of the following shall be deemed to be a "Related Party": (i) each individual who is, or who has at any time since March 31, 1995 been, an officer or director of the Company or any Company Subsidiary; (ii) each individual who is, or who at any time since March 31, 1995 been, a member of the immediate family of any of the individuals referred to in clause "(i)" above;
(iii) any shareholder of the Company or any Company Subsidiary, provided, however, that with respect to shareholders who hold less than 5% of the outstanding Common Stock of the Company or any Company Subsidiary determined on a as-if-converted basis, such representations are made only to the knowledge of the Company or any Company Subsidiary, and (iv) any trust or other Entity (other than the Company or any Company Subsidiary) in which any one of the individuals referred to in clauses "(i)," "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

        2.19 LEGAL PROCEEDINGS; ORDERS. There is no pending Legal Proceeding, and, to the knowledge of the Company, no Person has threatened to commence any Legal Proceeding that: (i) may have a Material Adverse Effect on the Company, any Company Subsidiaries or their respective businesses; or (ii) challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding. There is no order, writ, injunction, judgment or decree to which the Company or any Company Subsidiary, or any of the assets owned or used by the Company or any Company Subsidiary, is subject. To the knowledge of the Company, no officer or other employee of the Company or any Company Subsidiary is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the

Company's or such Company Subsidiary's business. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company or any Company Subsidiary intends to initiate.

        2.20 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has full corporate power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company, its Board of Directors and its shareholders. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by (i) laws of general application relating to bankruptcy, insolvency, moratorium, reorganization or other similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        2.21 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                (a) contravene, conflict with or result in a violation of any of the provisions of the Company's or any Company Subsidiary's articles of organization or bylaws;

                (b) with respect to the Company or any Company Subsidiary, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company or any Company Subsidiary, or any of the assets owned or used by the Company or any Company Subsidiary, is subject;

                (c) with respect to the Company or any Company Subsidiary, contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or any Company Subsidiary or that otherwise relates to the Company's or any Company Subsidiary's business or to any of the assets owned or used by the Company or any Company Subsidiary;

                (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Company Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Material Company Contract, (ii) accelerate the maturity or performance of any Material Company Contract, or (iii) cancel, terminate or modify any Material Company Contract; or

                (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company or any Company Subsidiary (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or would have a Material Adverse Effect on the Company).

Except as may be required by the CGCL and state securities or blue sky laws, and except as set forth in Part 2.21 of the Company Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

        2.22 VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock of the Company outstanding as of the record date of the Company Shareholders' Meeting (as defined below), voting as separate classes (the "Requisite Company Vote"), is the only vote of the holders of any class or series of Company's capital stock necessary to adopt and approve this Agreement, the Merger and the transactions contemplated thereby.

        2.23 COMPANY ACTION. The Board of Directors of Company (at a meeting duly called and held) has (a) unanimously determined that the Merger is advisable and fair and in the best interests of Company and its shareholders,
(b) unanimously approved this Agreement and the Merger in accordance with the applicable provisions of the CGCL, (c) unanimously recommended the adoption and approval of this Agreement and the Merger by the holders of Company Common Stock and Preferred Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's shareholders at the Company Shareholders' Meeting, and (d) adopted a resolution having the effect of causing Company not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the Merger and the transactions contemplated thereby. Prior to the execution of those certain Voting Agreements of even date herewith between the Company and each of the individuals identified on Exhibit E, the Board of Directors of the Company approved said Voting Agreements and the transactions contemplated thereby.

        2.24 FULL DISCLOSURE.

             (a) To the Company's knowledge, all documents, contracts, instruments, certificates, notices, consents, affidavits, letters, telegrams, telexes, written statements, schedules (including the Company Disclosure Schedule), exhibits (including the Exhibits to this Agreement) and any other papers whatsoever (excluding in all cases drafts and interim versions marked as such or apparent as such on their face) delivered to Parent by the Company in connection with this Agreement and the transactions contemplated thereby, are true and complete copies thereof. The representations and warranties of the Company contained in this Agreement, as modified by the Company Disclosure Schedule, contain no untrue statements of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

             (b) The information supplied by the Company for inclusion in the Joint Proxy Statement (including the Company Financial Statements) will not, as of the date of the Joint Proxy Statement or as of the date of the Parent Stockholders' Meeting (as defined in Section 5.5), and in each case, as of the date such information is prepared or presented, contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information not false or misleading.

        2.25 FINDER'S FEE. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated thereby based upon arrangements made by or on behalf of the Company.

SECTION 3.REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub represent and warrant to the Company that, except as set forth in the disclosure schedule prepared by Parent in accordance with the requirements of Section 10.13 and that has been delivered by Parent to the Company on the date of this Agreement (the "Parent Disclosure Schedule"):

        3.1 DUE ORGANIZATION, ETC.

            (a) Each of Parent, Merger Sub and each other subsidiary of Parent are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and each of them have full corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound. Parent has no subsidiaries other than Merger Sub and the subsidiaries disclosed in Part 3.1 of the Parent Disclosure Schedule (collectively, the "Parent Subsidiaries").

            (b) Parent and the Parent Subsidiaries maintain facilities and/or employees in each state listed in Part 3.1(b) of the Parent Disclosure Schedule. Each of Parent, Merger Sub and each Parent Subsidiary is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent or on the ability of Parent or Merger Sub to consummate the transactions contemplated hereby.

        3.2 CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS. Parent has delivered or made available to Company accurate and complete copies of: (1) Parent's certificate of incorporation and bylaws as currently in effect, including all amendments thereto; (2) the stock records of Parent; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of Parent, the Board of Directors of Parent and all committees of the Board of Directors of Parent. Parent is not in violation of any of the provisions of its certificate of incorporation or bylaws. The books of account, stock records, minute books and other records of Parent are accurate and complete in all material respects, and have been maintained in accordance with prudent business practices.

        3.3 CAPITALIZATION, ETC. The authorized capital stock of Parent consists of: (i) 40,000,000 shares of Common Stock, $0.005 par value per share, of which 7,932,951 shares have been issued and are outstanding as of the date hereof; and
(ii) 10,000,000 shares of preferred stock, $0.005 par value per share, none of which are outstanding. All of the outstanding shares of Parent, Merger Sub and each Parent Subsidiary capital stock have been duly authorized and validly issued, and are fully paid and non-assessable, and none of such shares is subject to any repurchase option or restriction on transfer other than restrictions imposed by federal and state securities laws. All outstanding shares of Parent, Merger Sub and Parent Subsidiaries capital stock have been issued in compliance with all applicable securities laws and other applicable Legal Requirements. Part 3.3 of the Parent Disclosure Schedule sets forth, as of the date hereof, (i) the names of each holder of 5% or more of the outstanding voting stock of Parent together with the number of shares held by each such holder, and (ii) all outstanding subscriptions, options, calls, warrants or other rights (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent. All of the outstanding shares of capital stock of Merger Sub and each Parent Subsidiary are owned beneficially and of record by Parent, free and clear of any Encumbrances. The Shares, when issued by Parent to the Company's shareholders will be duly authorized, validly issued, fully paid and non-assessable, will be issued in compliance with applicable federal and state securities laws and will be free and clear of all Encumbrances as a result of any actions by Parent. Parent has never repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities. Other than the irrevocable proxies set forth on Part 3.3 of the Parent Disclosure Schedule, there are no preemptive or similar rights with respect to the Parent's capital stock. There is no Parent Contract (or, to Parent's knowledge, any other agreement or arrangement to which Parent is not a party) relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Parent Common Stock. There is no stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which Parent is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

        3.4 SEC FILINGS; FINANCIAL STATEMENTS

            (a) Parent has delivered to the Company accurate and complete copies (including unredacted copies of all exhibits) of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC since January 1, 1997 (the "Parent SEC Documents"), which are all the reports and documents required to be filed by Parent with the SEC since January 1, 1997. Each of the Parent SEC Documents was timely filed by the Parent in accordance with the rules and regulations of the SEC and the NASD. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and
(ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) The consolidated financial statements (including, in each case, any notes related thereto) contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments); and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

            (c) Parent has furnished to the Company a complete and accurate copy of any amendments, supplements or modifications that have not yet been filed with the SEC to agreements, documents or other instruments that have been previously filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act, if any.

            (d) Parent has furnished the Company the unaudited balance sheets of Parent as of October 31, 1997 and the related unaudited statements of income of Parent for the months then ended. Such financial statements fairly present the financial position of Parent as of the respective dates thereof and the results of operations and cash flows of Parent for the periods covered thereby. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that they do not contain footnotes and are subject to normal and recurring year-end adjustments, which will not, individually or in the aggregate by material in magnitude). The financial statements referred to in subsection
(b) and this subsection (d) are hereinafter referred to as the "Parent Financial Statements."

        3.5 ABSENCE OF CHANGES. Since September 30, 1997 through the date of this Agreement:

            (a) there has not been any material adverse change in the business, condition, assets, liabilities, operations or financial performance of Parent or any of the Parent Subsidiaries, and, to the knowledge of Parent, no event has occurred that could reasonably be expected to have a Material Adverse Effect on Parent and its subsidiaries taken as a whole;

            (b) there has not been any loss, damage or destruction to any of the assets of Parent or any of the Parent Subsidiaries (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect on Parent;

            (c) neither Parent nor any Parent Subsidiary has declared, accrued, set aside or paid any dividend, stock split, combination or reclassification or made any other distribution in respect of any shares of capital stock nor has repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

            (d) neither Parent nor any Parent Subsidiary has sold, issued or authorized the issuance of (i) any capital stock or other security (except for Parent Common Stock issued upon the exercise of outstanding Parent Options or Parent Warrants described in the Parent Disclosure Documents), (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security (except for Parent Options and Parent Warrants described in the Parent Disclosure Documents), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

            (e) there has been no amendment to the articles of organization or bylaws of Parent or any Parent Subsidiary, and neither Parent nor any Parent Subsidiary has effected or been a party to any Parent Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

            (f) neither Parent nor any Parent Subsidiary has amended or waived any of its rights under, or permitted the acceleration of vesting under (i) any provision of any agreement evidencing any outstanding Parent Option or Parent Warrant, or (ii) any restricted stock purchase agreement;

            (g) neither Parent nor any Parent Subsidiary has formed any subsidiary or acquired any equity interest or other interest in any other Entity;

            (h) neither Parent nor any Parent Subsidiary has made any capital expenditure which, when added to all other capital expenditures made since September 30, 1997, exceeds $100,000 in the aggregate;

            (i) neither Parent nor any Parent Subsidiary has (i) entered into any Material Parent Contract (as defined in Section 3.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Parent Contract to which it is or was a party or under which it has or had any material rights or obligations;

            (j) neither Parent nor any Parent Subsidiary has (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for purchases of inventory and sales of products in the ordinary course and except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

            (k) neither Parent nor any Parent Subsidiary has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $25,000 individually or $100,000 in the aggregate;

            (l) neither Parent nor any Parent Subsidiary has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of assets valued at $100,000 or less, individually or in the aggregate, made in the ordinary course of business and consistent with past practices;

            (m) neither Parent nor any Parent Subsidiary has (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

            (n) neither Parent nor any Parent Subsidiary has (i) established, adopted or amended any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, (iii) hired any new employee, in either case except in the ordinary course of business and consistent with past practices or (iv) entered into any severance or employment agreement with any Person;

            (o) neither Parent nor any Parent Subsidiary has changed any of its methods of accounting or accounting practices in any material respect;

            (p) neither Parent nor any Parent Subsidiary has made any Tax election;

            (q) neither Parent nor any Parent Subsidiary has commenced or settled any Legal Proceeding;

            (r) neither Parent nor any Parent Subsidiary has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices;

            (s) neither Parent nor any Parent Subsidiary has made any material write-down of inventory; and

            (t) neither Parent nor any Parent Subsidiary has agreed or committed to take any of the actions referred to in clauses "(c)" through "(s)" above.

        3.6 TITLE TO ASSETS.

            (a) Parent and each Parent Subsidiary owns, and has good and valid title to, all assets purported to be owned by it, including all of the assets reflected in the Parent SEC Documents and all other assets reflected in such entity's books and records as being owned by Parent. All of said assets are owned by Parent and each Parent Subsidiary free and clear of any Encumbrances, except for (i) any lien for current taxes not yet due and payable and (ii) minor liens that have arisen in the ordinary course of business and that would not (in any case or in the aggregate) have a Material Adverse Effect on Parent.

            (b) Part 3.6(b) of the Parent Disclosure Schedule identifies all assets that are being leased or licensed to Parent and each Parent Subsidiary that involve obligations in excess of $100,000 on an individual basis, that are not otherwise disclosed in the Parent SEC Documents.

        3.7 ACCOUNTS RECEIVABLE; LOANS AND ADVANCES.

            (a) All accounts receivable of Parent and each Parent Subsidiary that are reflected in Parent SEC Documents or in the accounting records of Parent as of the date hereof (collectively, the "Parent Accounts Receivable") represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. The Parent Accounts Receivable are current and collectible net of any respective reserves shown in the Parent SEC Documents as of the date hereof(which reserves are adequate and calculated consistent with past practice). There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of any Parent Accounts Receivable relating to the amount or validity of such Parent Accounts Receivable.

            (b) Part 3.7(b) of Parent Disclosure Schedule contains an accurate and complete list of all loans and advances made by Parent or any Parent Subsidiary (and pursuant to which amounts are outstanding as of the date of this Agreement) to any employee, director, consultant or independent contractor of Parent or any Parent Subsidiary, other than routine travel advances made to employees in the ordinary course of business.

        3.8 EQUIPMENT; LEASEHOLD.

            (a) The real property leased by, and other tangible assets leased or owned by Parent and each Parent Subsidiary are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of such entity's business in the manner in which such business is now being conducted.

            (b) Neither Parent nor any Parent Subsidiary owns any real property or any material interest in real property, except as described in the Parent SEC Documents.

        3.9 PROPRIETARY ASSETS.

            (a) To the knowledge of Parent, Parent and each Parent Subsidiary has good and valid title to all Parent Proprietary Assets free and clear of all Encumbrances, and has a valid right to use all Parent Proprietary Assets. Neither Parent nor any Parent Subsidiary is obligated to make any payment to any Person for the use of any Parent Proprietary Asset. To the best knowledge of Parent, Parent and each Parent Subsidiary is free to use, modify, copy, distribute, sell, license or otherwise exploit each of the Parent Proprietary Assets on an exclusive basis. Part 3.9 of the Parent Disclosure Schedule lists all patents held by and patent applications filed by Parent. Parent is the valid assignee or record and owner of each of such patents and patent applications and all of such patent applications are being actively prosecuted and none of such patents or patent applications have been abandoned.

            (b) Parent and each Parent Subsidiary has taken reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Parent Proprietary Assets (except Parent Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Parent Proprietary Assets. Neither Parent nor any Parent Subsidiary has disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person (other than Parent or a Parent Subsidiary) has access to or has any rights with respect to any Parent Proprietary Asset, in either case except pursuant to a valid non-disclosure agreement.

            (c) To the knowledge of Parent, none of the Parent Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. To the knowledge of Parent, neither Parent nor any Parent Subsidiary is infringing, misappropriating or making any unlawful use of, and neither Parent nor any Parent Subsidiary has at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the knowledge of Parent, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Parent Proprietary Asset.

            (d) Parent Proprietary Assets constitute all the Proprietary Assets necessary to enable Parent and each Parent Subsidiary to conduct its business in the manner in which such business has been conducted. Neither Parent nor any Parent Subsidiary has licensed any of the Parent Proprietary Assets to any Person on an exclusive basis, and neither Parent nor any Parent Subsidiary has entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

            (e) No stockholder, officer or director of Parent has title to any Parent Proprietary Asset which would be necessary to enable Parent to conduct its business in the manner in which such business is currently being conducted.

        3.10 CONTRACTS.

            (a) Part 3.10(a) of the Parent Disclosure Schedule identifies each Parent Contract that constitutes a "Material Parent Contract." For purposes of this Agreement, a "Material Parent Contract" shall be deemed to be any Parent
Contract:

                (i) relating to the employment or engagement of, or the performance of services by, any employee, consultant or independent contractor which involves a potential commitment of Parent in excess of $60,000 per year, including any Parent Contract involving severance payments or acceleration benefits upon a Parent Acquisition Transaction;

                (ii) relating to the acquisition, transfer, use, development, sharing or license of any Parent Proprietary Asset (except in the ordinary course of business and except for any Parent Proprietary Asset that is licensed to the Parent or any Parent Subsidiary under any third party software license agreement generally available to the public at a cost of less than $50,000);

                (iii) imposing any material restriction on Parent's or any Parent Subsidiary's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or
(C) to develop or distribute any Parent Proprietary Asset;

                (iv) creating or involving any agency relationship, distribution arrangement or franchise relationship involving payments to or from Parent or obligations in excess of $100,000 per year;

                (v) relating to the acquisition, issuance or transfer of any securities of Parent or any Parent Subsidiary;

                (vi) creating or relating to the creation of any Encumbrance with respect to any asset owned or used by Parent or any Parent Subsidiary having a value in excess of $100,000;

                (vii) involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity, any right of contribution or any surety arrangement in excess of $100,000 per year;

                (viii) creating or relating to any partnership or joint venture or any material sharing of revenues, profits, losses, costs or liabilities;

                (ix) relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 3.18);

                (x) entered into outside the ordinary course of business;

                (xi) that may not be terminated by Parent or such Parent Subsidiary (without penalty) within 120 days after the delivery of a termination notice by Parent or such Parent Subsidiary and which involves payments or commitments of $25,000 or more; and

                (xii) contemplating or involving (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 in the aggregate, or (B) the performance of services having a value in excess of $100,000 in the aggregate.)


            (b) Parent has delivered to the Company accurate and complete copies of all Parent Material Contracts identified in Part 3.10(a) of Parent Disclosure Schedule, including all amendments thereto. Each Material Parent Contract identified in Part 3.10(a) of the Parent Disclosure Schedule is valid and in full force and effect, and is enforceable by Parent or such Parent Subsidiary in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                (i) neither Parent nor any Parent Subsidiary (nor, to Parent's knowledge, any other party) has materially violated or breached, or committed any material default under, any Parent Material Contract;

                (ii) to the best of the knowledge of Parent, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Parent Material Contract,
(B) give any Person the right to declare a default or exercise any remedy under any Parent Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Parent Material Contract, or (D) give any Person the right to cancel, terminate or modify any Parent Material Contract;

                (iii) since September 30, 1997, neither Parent nor any Parent Subsidiary has received any notice or other communication regarding (i) any actual or possible violation or breach of, or default under, any Parent Material Contract, or (ii) any actual or possible termination of any Parent Material Contract; and

                (iv) neither Parent nor any Parent Subsidiary has waived any of its material rights under any Parent Material Contract.

        3.11 NO UNDISCLOSED LIABILITIES. Except as set forth in the Parent SEC Documents and except for current liabilities incurred in the ordinary course of business since October 31, 1997, neither Parent nor any Parent Subsidiary has accrued, contingent or other liabilities of any nature, either matured or unmatured.

        3.12 COMPLIANCE WITH LEGAL REQUIREMENTS. Parent and each Parent Subsidiary is, and has at all times been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole. Neither Parent nor any Parent Subsidiary has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement; provided, however, that this representation shall not apply to the matters covered by the representations contained in Sections 3.14, 3.15 and 3.16.

        3.13 GOVERNMENTAL AUTHORIZATIONS. Parent and each Parent Subsidiary has all Governmental Authorizations necessary to enable Parent and such Parent Subsidiary to conduct its business in the manner in which its business is currently being conducted, except for Governmental Authorizations the failure of which to obtain would not have a Material Adverse Effect on Parent. Parent and each Parent Subsidiary is, and at all times has been, in compliance with the material terms and requirements of such Governmental Authorizations, except for any noncompliance which would not have a Material Adverse Effect on Parent. Neither Parent nor any Parent Subsidiary has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

        3.14 TAX MATTERS.

             (a) All Material Tax Returns required to be filed by or on behalf of Parent with any Governmental Body with respect to any transaction occurring or any taxable period ending on or before the date hereof (the "Parent Returns")
(i) have been filed when due, and (ii) have been accurately and completely prepared in compliance with all applicable Legal Requirements. Parent and each Parent Subsidiary has, within the time (including any extensions of applicable due dates) and in the manner prescribed by law, paid all Taxes that are due and payable, except Taxes that, individually and in the aggregate, are not material. The consolidated financial statements of Parent contained in the Parent SEC Documents fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles.

             (b) No claim or Legal Proceeding is pending or has been threatened against or with respect to Parent or any Parent Subsidiary in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Parent or any Parent Subsidiary. There are no liens for Taxes upon any of the assets of Parent or any Parent Subsidiary, except liens for current Taxes not yet due and payable.

        3.15 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

             (a) Part 3.15(a) of the Parent Disclosure Schedule contains a list of all salaried employees of Parent and each Parent Subsidiary as of the date of this Agreement whose annual salaries are greater than $60,000, and correctly reflects their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. Neither Parent nor any Parent Subsidiary is a party to any collective bargaining contract or other Contract with a labor union involving any of its employees.

             (b) Part 3.15(b) of the Parent Disclosure Documents identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, health, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (individually referred to as a "Parent Plan" and collectively referred to as the "Parent Plans") sponsored, maintained, contributed to or required to be contributed to by Parent or any Parent Subsidiary for the benefit of any current or former employee of Parent or any Parent Subsidiary.

             (c) Neither Parent nor any Parent Subsidiary maintains, sponsors or contributes to, and, to the knowledge of Parent, neither Parent nor any Parent Subsidiary has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), subject to Title IV of ERISA for the benefit of employees or former employees of Parent (a "Parent Defined Benefit Plan").

             (d) Neither Parent or any Parent Subsidiary maintains, sponsors or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of Parent or any Parent Subsidiary.

             (e) With respect to each Parent Plan, Parent has made available to the Company:

                 (i) an accurate and complete copy of such Parent Plan (including all amendments thereto);

                 (ii) an accurate and complete copy of the annual report (if required under ERISA) with respect to such Parent Plan for the three (3) most recent plan years;

                 (iii) an accurate and complete copy of (A) the most recent summary plan description, together with each summary of material modifications thereto (if required under ERISA) with respect to such Parent Plan, and (B) each material employee communication relating to such Parent Plan;

                 (iv) if such Parent Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

                 (v) accurate and complete copies of all Contracts relating to such Parent Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

                 (vi) an accurate and complete copy of the most recent determination, notification, advisory and/or opinion letter received from the Internal Revenue Service with respect to such Parent Plan (if such Parent Plan is intended to be qualified under Section 401(a) of the Code).

             (f) Neither Parent nor any Parent Subsidiary is required to be, and, to the knowledge of Parent, neither Parent nor any Parent Subsidiary has ever been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. Neither Parent nor any Parent Subsidiary has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the knowledge of Parent, neither Parent nor any Parent Subsidiary has ever made a complete or partial withdrawal from a "multiemployer plan" (as defined in Section 3(37) of ERISA) resulting in "withdrawal liability" (as defined in
Section 4201 of ERISA), without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA.

             (g) Neither Parent nor any Parent Subsidiary has any plan or commitment to create any additional Parent employee benefit plan within the meaning of ERISA, or to modify or change any such plan (other than to comply with applicable law).

             (h) No Parent Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of Parent or any Parent Subsidiary after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the consolidated financial statements included in the Parent SEC Documents, and (iii) benefits the full cost of which are borne by current or former employees of Parent or any Parent Subsidiary (or their beneficiaries)).

             (i) With respect to each of Parent Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") have been complied with in all material respects.

             (j) Each of the Parent Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including ERISA and the Code.

             (k) Each of the Parent Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and Parent is not aware of any reason why any such determination letter should be revoked.

             (l) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus payment, golden parachute payment, severance payment or other payment to any current or former employee or director of Parent or any Parent Subsidiary (whether or not under any Parent Plan), or materially increase the benefits payable under any Parent Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

             (m) Parent and each Parent Subsidiary is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, bonuses and terms and conditions of employment.

        3.16 ENVIRONMENTAL MATTERS. Parent and each Parent Subsidiary is and has at all times been in compliance, in all material respects, with all applicable Environmental Laws. Parent and each Parent Subsidiary possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and Parent and each Parent Subsidiary is and has at all times been in compliance with the terms and requirements of all such Governmental Authorizations except where the failure to possess such Governmental Authorizations or failure to be in compliance would not have a Material Adverse Effect on Parent. Neither Parent nor any Parent Subsidiary has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that Parent or any Parent Subsidiary is not in compliance with any Environmental Law. To the knowledge of Parent, no current or prior owner of any property leased or owned by Parent and/or such Parent Subsidiary has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that such current or prior owner or Parent and/or such Parent Subsidiary is not or was not in compliance with any Environmental Law.

        3.17 INSURANCE. The business and properties of Parent and each Parent Subsidiary are insured for the benefit of Parent and/or such Parent Subsidiary in amounts deemed adequate by Parent's management against risks usually insured against by persons operating businesses similar to those of Parent or such Parent Subsidiary in the localities where such properties are located. Parent has received no notice of cancellation or refusal of coverage and copies of all of such insurance policies have been delivered to the Company.

        3.18 RELATED PARTY TRANSACTIONS. Except as set forth in the Parent SEC
Documents: (a) no Related Party has, and no Related Party has at any time since December 31, 1994 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of Parent or any Parent Subsidiary; (b) no Related Party is, or has at any time since December 31, 1994 been, indebted to Parent or any Parent Subsidiary; (c) since December 31, 1994, no Related Party has entered into, or has had any direct or indirect financial interest in, any Material Parent Contract, transaction or business dealing involving Parent or any Parent Subsidiary; (d) no Related Party is competing, or has at any time since December 31, 1994 competed, directly or indirectly, with Parent or any Parent Subsidiary; and (e) no Related Party has any claim or right against Parent or any Parent Subsidiary (other than rights to receive compensation for services performed as an employee of Parent or any Parent Subsidiary). (For purposes of this Section 3.18, each of the following shall be deemed to be a "Related Party": (i) each individual who is, or who has at any time since December 31, 1994 been, an officer or director of Parent or any Parent Subsidiary; (ii) each individual who is, or who at any time since December 31, 1994 been, a member of the immediate family of any of the individuals referred to in clause "(i)" above; (iii) any 5% stockholder of the Parent; and (iv) any trust or other Entity (other than Parent or a Parent Subsidiary) in which any one of the individuals referred to in clauses "(i)" "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

        3.19 LEGAL PROCEEDINGS; ORDERS. There is no pending Legal Proceeding, and, to the knowledge of Parent, no Person has threatened to commence any Legal Proceeding that: (i) may have a Material Adverse Effect on Parent, any Parent Subsidiary or their respective businesses; or (ii) challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding. There is no order, writ, injunction, judgment or decree to which Parent or any Parent Subsidiary, or any of the assets owned or used by Parent or any Parent Subsidiary, is subject. To the knowledge of Parent, no officer or other employee of Parent or any Parent Subsidiary is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to Parent's or such Parent Subsidiary's business. There is no action, suit, proceeding or investigation by Parent or any Parent Subsidiary currently pending or which Parent or any Parent Subsidiary intends to initiate.

        3.20 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; the execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective Boards of Directors, and the execution, delivery and performance of this Agreement by Merger Sub have been duly authorized by all necessary action on the part of Parent, as the sole shareholder of Merger Sub. This Agreement consitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        3.21 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

             (a) contravene, conflict with or result in a violation of any of the provisions of Parent's or any Parent Subsidiary's articles of organization, certificate of incorporation or bylaws;

             (b) with respect to Parent or any Parent Subsidiary, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent or any Parent Subsidiary, or any of the assets owned or used by Parent or any Parent Subsidiary, is subject;

             (c) with respect to Parent or any Parent Subsidiary, contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, any Governmental Authorization that is held by Parent or any

Parent Subsidiary or that otherwise relates to Parent's or any Parent Subsidiary's business or to any of the assets owned or used by Parent or any Parent Subsidiary;

             (d) contravene, conflict with or result in a violation of breach of, or result in a default under, any provision of any Material Parent Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Material Parent Contract, (ii) accelerate the maturity or performance of any Material Parent Contract, or (iii) cancel, terminate or modify any Material Parent Contract; or

             (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by Parent or any Parent Subsidiary (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or would have a Material Adverse Effect on Parent).

Except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the CGCL, and the NASD Bylaws (as they relate to the Joint Proxy Statement), neither Parent nor any Parent Subsidiary is nor will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or the consummation of the Merger.

        3.22 VOTE REQUIRED. The affirmative vote of a majority of the shares of Parent Common Stock (the "Requisite Parent Vote") present in person or by proxy at the Parent Stockholders' Meeting at which a quorum is present is the only vote of the holders of any class or series of Parent's capital stock necessary to aprove the issuance of the Merger Shares and to adopt and approve this Agreement, the Merger and the transactions contemplated thereby, including but not limited to the Certificate of Amendment.

        3.23 PARENT ACTION. The Board of Directors of Parent (at a meeting duly called and held) has (a) unanimously determined that the Merger is advisable and fair and in the best interests of Parent and its stockholders, (b) unanimously approved this Agreement, the Merger and the Certificate of Amendment in accordance with the applicable provisions of the DGCL, (c) unanimously recommended the adoption and approval of this Agreement, the Merger and the Certificate of Amendment by the holders of Parent Common Stock and directed that this Agreement, the Merger and the Certificate of Amendment be submitted for consideration by the Parent's stockholders at the Parent Stockholders' Meeting, and (d) adopted a resolution having the effect of causing Parent not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the Merger and the transactions contemplated thereby. As of the date hereof and at all times on or prior to the Effective Time, the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the other transactions contemplated by this Agreement, including but not limited to the Voting Agreements of even date herewith between Parent and each of the individuals identified on Exhibit F.

        3.24 FULL DISCLOSURE.

             (a) To Parent's knowledge, all documents, contracts, instruments, certificates, notices, consents, affidavits, letters, telegrams, telexes, written statements, schedules (including the Parent Disclosure Schedule), exhibits (including the Exhibits to this Agreement) and any other papers whatsoever (excluding in all cases drafts and interim versions marked as such or apparent as such on their face) delivered to the Company by Parent in connection with this Agreement and the transactions contemplated thereby, are true and complete copies thereof. The representations and warranties of Parent contained in this Agreement, as modified by the Parent Disclosure Schedule, contain no untrue statements of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

             (b) The information supplied by Parent for inclusion in the Joint Proxy Statement (including the Parent Financial Statements) will not, as of the date of the Joint Proxy Statement or as of the date of the Parent Stockholders' Meeting (as defined in Section 5.5), and in each case, as of the date such information is prepared or presented, contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information not false or misleading.

        3.25 FINDER'S FEE. Except for Smith Barney Inc. (now associated with Salomon Brothers Inc and with Salomon Brothers Inc collectively doing business as, and hereinafter referred to as "Salomon Smith Barney"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated thereby based upon arrangements made by or on behalf of Parent or any of its subsidiaries. A true and correct copy of Parent's agreement with Salomon Smith Barney has been delivered to the Company.

        3.26 OPINION OF FINANCIAL ADVISOR TO PARENT. The Board of Directors of Parent has received the written opinion of Salomon Smith Barney, financial advisor to Parent, dated the date of this Agreement, to the effect that the Applicable Multiple is fair to Parent from a financial point of view.

SECTION 4. CERTAIN COVENANTS OF THE COMPANY

        4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company and each Company Subsidiary and (b) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Company and each Company Subsidiary, and with such additional financial, operating and other data and information regarding the Company and each Company Subsidiary, as Parent may reasonably request.

        4.2 OPERATION OF THE COMPANY'S BUSINESS. During the Pre-Closing Period, the Company shall, and shall causes each Company Subsidiary to:

             (a) conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

             (b) use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company or any Company Subsidiary;

             (c) keep in full force all insurance policies in effect as of the date of this Agreement;

             (d) cause its officers to report regularly to Parent concerning the status of the Company's and the Company Subsidiaries' businesses;

             (e) not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (other than repurchases of unvested shares from employees upon termination of employment);

             (f) not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted to issue Company Common Stock upon the exercise of outstanding Company Options or upon conversion of convertible securities outstanding on the date hereof) and the Company may continue to grant stock options in the ordinary course and consistent with past practice, provided that any such options shall be subject to the Company's standard vesting schedule (but such options shall not vest more than 25% per year following the grant thereof) and in no event shall any such options contain any provisions pursuant to which the vesting of such options may or would be accelerated in any respect upon any change in control transaction or any other transaction (including without limitation the Merger) or any similar provision;

             (g) not amend or waive any of its rights under, or permit the acceleration of vesting under any provision of any agreement evidencing any outstanding Company Option or Company Warrant;

             (h) not amend or permit the adoption of any amendment to the Company's articles of incorporation or bylaws, or effect or permit the Company or any Company Subsidiary to become a party to any Company Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

             (i) not form any subsidiary or acquire any equity interest or other interest in any other Entity;

             (j) not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made by the Company or any Company Subsidiary during the Pre-Closing Period, do not exceed $300,000 in the aggregate;

            (k) not (i) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Company Contract except in the ordinary course of business, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any Material Company Contract;

            (l) not (i) acquire, lease or license any material right or other material asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any material right or other material asset to any other Person, or (iii) waive or relinquish any material right, other than in the ordinary course of business and except for immaterial assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Company Contracts;

            (m) not (i) lend money to any Person, or (ii) incur or guarantee any indebtedness, except for routine advances of expenses to employees in the ordinary course of business and except that the Company and each Company Subsidiary may make routine borrowings in the ordinary course of business under its existing bank lines of credit;

            (n) not (i) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, other than in the ordinary course of business and solely with respect to non-officers and non-directors or (ii) establish, adopt or amend any Employee Benefit Plan;

            (o) not change any of its methods of accounting or accounting practices in any respect;

            (p) not make any Tax election;

            (q) not commence or settle any Legal Proceeding not disclosed in the Company Disclosure Schedule;

            (r) not enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

            (s) not agree or commit to take any of the actions described in clauses "(e)" through "(r)" of this Section 4.2.

        4.3 NOTIFICATION; UPDATES TO COMPANY DISCLOSURE SCHEDULE.

            (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

                (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

                (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                (iii) any breach of any covenant or obligation of the Company hereunder; and

                (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 or
Section 8 impossible or unlikely.

            (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Company Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Company Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Company Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any of the conditions set forth in Section 7 has been satisfied.

        4.4 NO SOLICITATION. During the Pre-Closing Period:

            (a) Company shall not directly or indirectly, and shall not authorize or permit any Company Subsidiary or Representative of Company directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action (excluding any press releases issued in connection with the announcement of the execution of this Agreement) that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding Company or any Company Subsidiary to any Person in connection with or in response to an Acquisition Proposal, (iii) continue or engage in discussions with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Company Acquisition Transaction; provided, however, that this Section 4.4(a) shall not prohibit Company from furnishing information regarding the Company or any Company Subsidiary to, or entering into discussions with, any Person in response to a Superior Company Proposal if (1) the Board of Directors of Company concludes in good faith, based upon the written advice of its outside legal counsel, that such action is required in order for the Board of Directors of Company to comply with its fiduciary obligations to Company's shareholders under applicable law,
(2) prior to furnishing any such information to, or entering into discussions with, such Person, Company gives Parent written notice of the identity of such Person and of Company's intention to furnish information to, or enter into discussions with, such Person, and Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all written and oral information furnished to such Person by or on behalf of Company, (3) prior to furnishing any such information to such Person, Company furnishes such information to Parent (to the extent such information has not been previously furnished by Company to Parent) and (4) neither the Company nor any Representative of the Company shall have violated any of the restrictions set forth in this Section 4.4. Without limiting the generality of the foregoing, Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of Company or any Company Subsidiary, whether or not such Representative is purporting to act on behalf of Company or any Company Subsidiary, shall be deemed to constitute a breach of this Section 4.4 by Company.

            (b) The Company shall promptly advise Parent orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the term thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent fully informed with respect to the status of any such Acquisition Proposal and any modifications or proposed modifications thereto.

            (c) The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

        4.5 COMPANY SHAREHOLDERS' MEETING.

            (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and duly hold a meeting of the holders of Company Common Stock and Company Preferred Stock (the "Company Shareholders' Meeting") to consider, act upon and vote upon the adoption and approval of this Agreement and approval of the Merger. The Company Shareholders' Meeting will be held as promptly as practicable and within 45 days after the S-4 Registration Statement (as defined below) is declared effective under the Securities Act (which 45-day period shall be extended on a day-for-day basis if and for so long as any stop order or other similar action is in place, pending or threatened by the SEC). The Company's obligation to call, give notice of, convene and hold the Company Shareholders' Meeting in accordance with this
Section 4.5(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Company Offer or other Company Acquisition Transaction, or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of the Company with respect to the Merger.

            (b) Subject to Section 4.5(c): (i) the Board of Directors of the Company shall unanimously recommend that the Company's shareholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Shareholders' Meeting; (ii) the Joint Proxy Statement shall include a statement to the effect that the Board of Directors of the Company has unanimously recommended that the Company's shareholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Shareholders' Meeting; and (iii) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the unanimous recommendation of the Board of Directors of the Company that the Company's shareholders vote in favor of the adoption and approval this Agreement and the approval of the Merger. For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to Parent if said recommendation shall no longer be unanimous.

            (c) Nothing in Section 4.5(b) shall prevent the Board of Directors of the Company from withdrawing, amending or modifying its unanimous recommendation in favor of the Merger if (i) a Superior Company Proposal is made to the Company and is not withdrawn, (ii) neither the Company nor any of its Representatives shall have violated any of the restrictions set forth in Section 4.4, and (iii) the Board of Directors of the Company concludes in good faith, based upon the written advice of its outside counsel, that the withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's shareholders under applicable law. Nothing contained in this
Section 4.5 shall limit the Company's obligation to call, give notice of, convene and hold the Company Shareholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of the Company shall have been withdrawn, amended or modified).

        4.6 TAX REPRESENTATION LETTERS; CONTINUITY OF INTEREST CERTIFICATES. As soon as practicable after the execution of this Agreement, the Company shall deliver to Cooley Godward LLP and Wilson Sonsini Goodrich & Rosati, tax representation letters substantially in the form of Exhibit G (which will be used and relied upon by such firms in connection with the legal opinions contemplated by Section 7.8 and Section 8.9) and the Company shall use its reasonable efforts to obtain and deliver to Parent, Continuity of Interest Certificates in the form of Exhibit H signed by each shareholder of the Company holding in excess of 1% of the capital stock of the Company.

        4.7 AFFILIATE AGREEMENTS. The Company shall use all reasonable efforts to cause each Person who could reasonably be deemed to be an "affiliate" of the Company to execute and deliver to Parent, prior to the Closing, an Affiliate Agreement in the form of Exhibit I.

SECTION 5.CERTAIN COVENANTS OF PARENT

        5.1 ACCESS AND INVESTIGATION. During the Pre-Closing Period, Parent shall, and shall cause its Representatives to: (a) provide the Company and the Company's Representatives with reasonable access to Parent's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Parent and each Parent Subsidiary; and (b) provide the Company and the Company's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to Parent and each Parent Subsidiary, and with such additional financial, operating and other data and information regarding Parent and each Parent Subsidiary, as the Company may reasonably request.

        5.2 OPERATION OF PARENT'S BUSINESS. During the Pre-Closing Period, Parent shall, and shall cause each Parent Subsidiary to:

            (a) conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

            (b) use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with Parent or any Parent Subsidiary;

            (c) keep in full force all insurance policies in place as of the date of this Agreement;

            (d) cause its officers to report regularly to the Company concerning the status of Parent's and the Parent Subsidiaries' businesses, taken as a whole;

            (e) not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

            (f) not, without the written consent of the Company, sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that Parent shall be permitted to issue Parent Common Stock upon the exercise of Parent Options outstanding as of the date hereof and sell shares of Parent Common Stock under its 1996 Employee Stock Purchase Plan in accordance with the terms of such plan);

            (g) not amend or waive any of its rights under, or (except pursuant to the express terms of Parent Options outstanding on the date hereof and listed on Part 3.3 of the Parent Disclosure Schedule which provide for automatic acceleration upon consummation of the Merger) permit the acceleration of vesting under, (i) any provision of its Parent Stock Plans, (ii) any provision of any agreement evidencing any outstanding Parent Option or Parent Warrant, or (iii) any provision of any restricted stock purchase agreement;

            (h) not amend or permit the adoption of any amendment to its certificate of incorporation or bylaws, or effect or permit Parent or any Parent Subsidiary to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

            (i) not form any subsidiary or acquire any equity interest or other interest in any other Entity;

            (j) not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made by Parent or any Parent Subsidiary during the Pre-Closing Period, do not exceed $100,000 in the aggregate;

            (k) not (i) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Parent Contract except in the ordinary course of business, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any Material Parent Contract;

            (l) not (i) acquire, lease or license any material right or other material asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any material right or other material asset to any other Person, or (iii) waive or relinquish any material right, other than in the ordinary course of business and except for immaterial assets acquired, leased, licensed or disposed of by Parent pursuant to Contracts that are not Material Parent Contracts;

            (m) not (i) lend money to any Person, or (ii) incur or guarantee any indebtedness, except for routine advances of expenses to employees in the ordinary course of business and except that Parent and each Parent Subsidiary may make routine borrowings in the ordinary course of business under its existing bank lines of credit disclosed in the Parent SEC Documents;

            (n) not (i) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees other than in the ordinary course of business and solely with respect to non-officers and non-directors, or (ii) establish, adopt or amend any Employee Benefit Plan;

            (o) not change any of its methods of accounting or accounting practices in any respect;

            (p) not make any Tax election;

            (q) not commence or settle any Legal Proceeding;

            (r) not enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

            (s) not agree or commit to take any of the actions described in clauses "(e)" through "(r)" of this Section 5.2.

        5.3 NOTIFICATION; UPDATES TO PARENT DISCLOSURE SCHEDULE.

            (a) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of:

                (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement or an inaccuracy in the Parent SEC Documents;

                (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement or inaccuracy in the Parent SEC Documents; if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                (iii) any breach of any covenant or obligation of Parent hereunder; and

                (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 or
Section 8 impossible or unlikely.

            (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.3(a) requires any change in the Parent Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Parent Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Parent shall promptly deliver to the Company an update to the Parent Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Parent Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by Parent in this Agreement, or (ii) determining whether any of the conditions set forth in Section 8 has been satisfied.

        5.4 NO SOLICITATION. During the Pre-Closing Period:

            (a) Parent shall not directly or indirectly, and shall not authorize or permit any Parent Subsidiary or any Representative of Parent directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action (excluding any press releases issued in connection with the execution of this Agreement or action in compliance with Parent's required disclosure obligations under the Exchange Act) that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding Parent or any Parent Subsidiary to any Person in connection with or in response to an Acquisition Proposal,
(iii) continue or engage in discussions with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Parent Acquisition Transaction; provided, however, that this Section 5.4(a) shall not prohibit Parent from furnishing information regarding Parent or any Parent Subsidiary to, or entering into discussions with, any Person in response to a Superior Parent Proposal if (1) the Board of Directors of Parent concludes in good faith, based upon the written advice of its outside legal counsel, that such action is required in order for the Board of Directors of Parent to comply with its fiduciary obligations to Parent's stockholders under applicable law, (2) prior to furnishing any such information to, or entering into discussions with, such Person, Parent gives the Company written notice of the identity of such Person and of Parent's intention to furnish information to, or enter into discussions with, such Person, and Parent receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all written and oral information furnished to such Person by or on behalf of Parent, (3) prior to furnishing any such information to such Person, Parent furnishes such information to the Company (to the extent such information has not been previously furnished by Parent to the Company) and (4) neither Parent nor any Representative of Parent shall have violated any of the restrictions set forth in this Section 5.4. Without limiting the generality of the foregoing, Parent acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of Parent, whether or not such Representative is purporting to act on behalf of Parent, shall be deemed to constitute a breach of this Section 5.4 by Parent.

            (b) Parent shall promptly advise the Company orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the term thereof) that is made or submitted by any Person during the Pre-Closing Period. Parent shall keep the Company fully informed with respect to the status of any such Acquisition Proposal and any modifications or proposed modifications thereto.

            (c) Parent shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

        5.5 PARENT STOCKHOLDERS' MEETING.

            (a) Parent shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and duly hold a meeting of the holders of Parent Common Stock (the "Parent Stockholders' Meeting") to consider, act upon and vote upon the approval of the issuance of the Merger Shares, the adoption and approval of this Agreement, the Merger and the Certificate of Amendment. The Parent Stockholders' Meeting will be held as promptly as practicable and in any event within 45 days after the S-4 Registration Statement is declared effective under the Securities Act (which 45-day period shall be extended on a day-for-day basis if and for so long as any stop order or other similar action is in place, pending or threatened by the
SEC). Parent's obligation to call, give notice of, convene and hold the Parent Stockholders' Meeting in accordance with this Section 5.5(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Parent Offer or other Parent Acquisition Transaction, or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of Parent with respect to the Merger.

            (b) Subject to Section 5.5(c): (i) the Board of Directors of Parent shall unanimously recommend that Parent's stockholders vote in favor of and approve the issuance of the Merger Shares and adopt and approve this Agreement, the Merger and the Certificate of Amendment; (ii) the Joint Proxy Statement shall include a statement to the effect that the Board of Directors of Parent has unanimously made such recommendation; and (iii) neither the Board of Directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to the Company, such unanimous recommendation. For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to the Company if said recommendation shall no longer be unanimous.

            (c) Nothing in Section 5.5(b) shall prevent the Board of Directors of Parent from withdrawing, amending or modifying its unanimous recommendation in favor of the Merger if (i) a Superior Parent Proposal is made to Parent and is not withdrawn, (ii) neither Parent nor any of its Representatives shall have violated any of the restrictions set forth in Section 5.4, and (iii) the Board of Directors of Parent concludes in good faith, based upon the written advice of its outside counsel, that the withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Parent to comply with its fiduciary obligations to Parent's stockholders under applicable law. Nothing contained in this Section 5.5 shall limit Parent's obligation to call, give notice of, convene and hold the Parent Stockholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of Parent shall have been withdrawn, amended or modified).

        5.6 TAX REPRESENTATION LETTERS. As soon as practicable after the execution of this Agreement, Parent shall deliver to Cooley Godward LLP and Wilson Sonsini Goodrich & Rosati, tax representation letters in the form of Exhibit J (which will be used and relied upon in connection with the legal opinions contemplated by Section 7.8 and Section 8.9).

        5.7 MERGER SUB ACTIVITIES. During the Pre-Closing Period, Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement. Parent shall take all actions necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth herein.

SECTION 6. ADDITIONAL COVENANTS OF THE PARTIES

        6.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use his or its reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement. Each party shall promptly deliver to the other party a copy of each such filing made, each such notice given and each such Consent obtained by such parties during the Pre-Closing Period.

        6.2 PUBLIC ANNOUNCEMENTS. The parties shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and the transactions contemplated thereby. Without limiting the generality of the foregoing, neither party shall (and neither party shall permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without the other party's prior consent, except that either party shall be permitted, without the consent of the other party, to make such disclosures as are required to be made under applicable law.

        6.3 REASONABLE EFFORTS. During the Pre-Closing Period, (a) the Company shall use its reasonable efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use their reasonable efforts to cause the conditions set forth in Section 8 to be satisfied on a timely basis.

        6.4 REGISTRATION STATEMENT.

            (a) As promptly as practicable after the date of this Agreement, Parent shall prepare and cause to be filed with the SEC a preliminary Joint Proxy Statement to be sent to the stockholders of Parent and the shareholders of the Company in connection with the Parent Stockholders' Meeting and the Company Shareholders' Meeting, respectively. Parent and the Company shall use all reasonable efforts to cause the Joint Proxy Statement to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Joint Proxy Statement cleared by the SEC for distribution to the Parent stockholders and the Company shareholders. Parent shall prepare and cause to be filed with the SEC a registration statement on Form S-4 concerning the Parent Common Stock to be issued upon the Merger (the "S-4 Registration Statement") after the Company's financial statements for the nine months ended December 31, 1997 have been audited by the Company's independent auditors and such auditors' report is available. The S-4 Registration Statement shall contain or incorporate by reference the Joint Proxy Statement (which shall include such Company December 31, 1997 financial statements) as a prospectus, and any other documents required by the Securities Act or the Exchange Act in connection with the Merger. The parties acknowledge and agree that the foregoing arrangements may be altered by mutual consent of the parties as reasonably necessary to respond to any comments or requests received from the SEC. Parent shall use all reasonable efforts to cause the S-4 Registration Statement (including the Joint Proxy Statement) to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Parent will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to Parent's stockholders, and the Company will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to the Company's shareholders, as promptly as practicable after the S-4 Registration Statement is declared effective under the Securities Act. The Company shall promptly furnish to Parent all information concerning the Company and the Company's shareholders that may be required or reasonably requested in connection with any action contemplated by this Section 6.4 (including, without limitation, the Company Financial Statements). In addition, the Company shall promptly furnish to Parent all information concerning the Company and the Company shareholders that may be required or reasonably requested in connection with any pre- or post-effective amendment to the S-4 Registration Statement. If the Company becomes aware of any information that should be set forth in an amendment or supplement to the S-4 Registration Statement or the Joint Proxy Statement, then the Company shall promptly inform Parent thereof and shall cooperate with Parent in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the shareholders of the Company.

            (b) Prior to the Effective Time, Parent shall make all required filings with state regulatory authorities and the NASD, and shall ensure that the Parent Common Stock to be issued in the Merger will be qualified under the securities or "blue sky" law of every jurisdiction of the United States in which any registered stockholder of the Company has an address of record on the record date for determining the stockholders entitled to notice of and to vote on the Merger (other than qualifying to do business in a state in which it is not now qualified).

            (c) Parent shall amend its 1996 Employee Stock Purchase Plan to provide that Company employees will be eligible to participate in such plan effective no later than five (5) days following the Closing and that the Offering Period with respect to such employees under such Plan shall commence as of such day (and shall have purchase dates and otherwise end consistent with those for Parent employees). To the extent required by the rules and regulations of the SEC, the amendment to the Parent's 1996 Employee Stock Purchase Plan shall be reflected in the Joint Proxy Statement.

        6.5 ADDITIONAL AGREEMENTS.

            (a) Subject to Section 6.5(b), Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 6.5(b), each party to this Agreement shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. Each party shall promptly deliver to the other, to the extent material, a copy of each such filing made, each such notice given and each such Consent obtained by such party during the Pre-Closing Period.

            (b) Notwithstanding anything to the contrary contained in this Agreement, neither Parent nor the Company shall have any obligation under this Agreement to do any of the following (or cause the other to do any of the following): (i) to dispose or cause any of its subsidiaries to dispose of any assets; (ii) to discontinue or cause any of its subsidiaries to discontinue offering any product; (iii) to license or otherwise make available, or cause any of its subsidiaries to license or otherwise make available, to any Person, any technology, software or other Proprietary Asset; (iv) to hold separate or cause any of its subsidiaries to hold separate any assets or operations (either before or after the Closing Date); or (v) to make or cause any of its subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations.

        6.6 REGULATORY APPROVALS. The Company and Parent shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications, if any, required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), in connection with the Merger. The Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any Legal Proceeding, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. The Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act of any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by the HSR Act of any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to any other federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent agrees to permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

        6.7 INDEMNIFICATION.

            (a) From and after the consummation of the Merger, Parent will fulfill and honor in all material respects the obligations of the Parent and the Company pursuant to (i) each indemnification agreement in effect at such time between the Parent and each person who is or was a director or officer of Parent and the Company at or prior to the Effective Time and (ii) any indemnification provisions under Parent's and the Company's Certificate of Incorporation or Articles of Incorporation, as the case may be or Bylaws, as each is in effect on the date hereof (the persons to be indemnified pursuant to this agreement and provisions referred to in clauses (i) and (ii) of this Section 6.7 shall be referred to individually, the "Indemnified Party"). The Certificate of Incorporation or Articles of Incorporation, as the case may be, and the Bylaws of the Parent and the Company shall continue to contain the provisions with respect to indemnification and exculpation from liability set forth in such documents as of the date of this Agreement and such provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party.

            (b) This Section 6.7 shall survive the consummation of the Merger at the Effective Time, is intended to be for the benefit of the Parent and the Company and each Indemnified Party and such Indemnified Party's heirs and representatives, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

        The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

        7.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by the Company in this Agreement shall have been accurate in all material respects as of the date of this Agreement; provided, however, that any representations or warranties of the Company that are qualified as to materiality or "Material Adverse Effect" shall have been true and correct in all respects as of the date of this Agreement.

        7.2 PERFORMANCE OF COVENANTS. Each material covenant or obligation contained in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

        7.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the S-4 Registration Statement.

        7.4 COMPLIANCE CERTIFICATE. The Company shall have delivered to Parent a certificate of the Chief Executive Officer of the Company evidencing compliance with the conditions set forth in Sections 7.1 and 7.2.

        7.5 STOCKHOLDER APPROVAL. The issuance of the Merger Shares, this Agreement, the Merger and the Certificate of Amendment shall have been adopted and approved by the Requisite Parent Vote and this Agreement and the Merger shall have been adopted and approved by the Requisite Company Vote.

        7.6 CONSENTS. All Consents listed in Part 2.21 of the Company Disclosure Schedule and Part 3.21 of the Parent Disclosure Schedule shall have been obtained and shall be in full force and effect.

        7.7 LEGAL OPINION. Parent shall have received a legal opinion of Cooley Godward LLP, in substantially the form of Exhibit L, dated as of the Closing Date;

        7.8 TAX OPINION. Company shall have received a legal opinion of Cooley Godward LLP in substantially the form of Exhibit M, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code (it being understood that, in rendering such opinion, Cooley Godward LLP may rely upon the tax representation letters and Continuity of Interest Certificates referred to in Section 4.6).

        7.9 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

        7.10 HSR ACT. If applicable, the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

        7.11 TERMINATION OF REPURCHASE AGREEMENT. That certain Agreement for Repurchase of Preferred Shares of Stock at Artecon, Inc. dated December 22, 1994 by and among Artecon, Inc., Flambeau Corporation, Flambeau Products Corporation, Seats, Inc. and W.R. Sauey shall have been terminated.

SECTION 8. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

        The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

        8.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement; provided, however, that any representations or warranties of Parent or Merger Sub that are qualified as to materiality or "Material Adverse Effect" shall have been true and correct in all respects as of the date of this Agreement.

        8.2 PERFORMANCE OF COVENANTS. Each material covenant or obligation contained in this Agreement that Parent and/or Merger Sub is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

        8.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the S-4 Registration Statement.

        8.4 NASDAQ NATIONAL MARKET. The shares of Parent Common Stock to be issued in the Merger shall have been approved for quotation (subject to notice of issuance) on the Nasdaq National Market.

        8.5 COMPLIANCE CERTIFICATE. Parent shall have delivered to the Company a certificate of the Chief Executive Officer of the Parent evidencing compliance with the conditions set forth in Sections 8.1 and 8.2.

        8.6 STOCKHOLDER APPROVAL. The issuance of the Merger Shares and this Agreement, the Merger and the Certificate of Amendment shall have been adopted and approved by the Requisite Parent Vote and this Agreement and the Merger shall have been adopted and approved by the Requisite Company Vote.

        8.7 CONSENTS. All Consents listed in Part 2.21 of the Company Disclosure Schedule and Part 3.21 of the Parent Disclosure Schedule) shall have been obtained and shall be in full force and effect.

        8.8 LEGAL OPINION. The Company shall have received a legal opinion of Wilson Sonsini Goodrich & Rosati, dated as of the Closing Date, in substantially the form of Exhibit N;

        8.9 TAX OPINION. Parent shall have received a legal opinion of Wilson Sonsini Goodrich & Rosati in substantially the form of Exhibit O, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code (it being understood that, in rendering such opinion, Wilson Sonsini Goodrich & Rosati may rely upon the tax representation letters and Continuity of Interest Certificates referred to in
Section 4.6);

        8.10 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

        8.11 HSR ACT. If applicable, the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

        8.12 RESIGNATIONS OF CERTAIN DIRECTORS. The Company shall have received the written resignations of the directors of Parent listed on Exhibit P hereto, effective as of the Effective Time.

SECTION 9. TERMINATION

        9.1 TERMINATION. This Agreement may be terminated prior to the Effective Time (whether before or after approval of the Merger by the Requisite Company Vote and/or the Requisite Parent Vote):

            (a) by mutual written consent of Parent and the Company;

            (b) by either Parent or the Company if the Merger shall not have been consummated by May 31, 1998 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

            (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

            (d) by either Parent or the Company if (i) the Parent Stockholders' Meeting (including any adjournments thereof) shall have been held and completed and Parent's stockholders shall have taken a final vote on a proposal to approve the issuance of the Merger Shares and to approve and adopt this Agreement, the Merger and the Certificate of Amendment and (ii) this Agreement, the Merger and the Certificate of Amendment shall not have been adopted and approved at such meeting by the Requisite Parent Vote; provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 9.1(d) if the failure of Parent's stockholders to approve the issuance of the Merger Shares and to adopt and approve this Agreement, the Merger and the Certificate of Amendment at the Parent Stockholders' Meeting is attributable to a failure on the part of Parent to perform any material obligation required to have been performed by Parent under this Agreement; and provided, further, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 9.1(d) unless Parent shall have paid the fee referred to in Section 9.3(b);

            (e) by either Parent or the Company if (i) the Company Shareholders' Meeting (including any adjournments thereof) shall have been held and completed and the Company's shareholders shall have taken a final vote on a proposal to approve and adopt this Agreement and the Merger and (ii) this Agreement and the Merger shall not have been adopted and approved at such meeting by the Requisite Company Vote; provided, however, that Company shall not be permitted to terminate this Agreement pursuant to this Section 9.1(e) if the failure of the Company's shareholders to adopt and approve this Agreement and the Merger at the Company Shareholders' Meeting is attributable to a failure on the part of the Company to perform any material obligation required to have been performed by the Company under this Agreement; and provided, further, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 9.1(e) unless the Company shall have paid the fee referred to in Section 9.3(b);

            (f) at any time prior to the adoption and approval of this Agreement and the Merger by the Requisite Parent Vote and the Requisite Company Vote, by the Company if a Parent Triggering Event shall have occurred or by Parent if a Company Triggering Event shall have occurred; or

            (g) by either party if any of the other party's covenants contained in this Agreement shall have been breached in any material respect; provided, however, that if a breach of a covenant by a party is curable by such party and such party is continuing to exercise all reasonable efforts to cure such breach, then the other party may not terminate this Agreement under this Section 9.1(g) on account of such breach and provided, further, that a party may not terminate this Agreement pursuant to this Section 9.1(g) if it shall have materially breached this Agreement.

        9.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 9.2, Section 9.3,
Section 6.2 and Section 10 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any breach of this Agreement.

        9.3 FEES AND EXPENSES; TERMINATION FEES.

            (a) Except as set forth in this Section 9.3, each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by such party (or its Representatives) with respect to the other party's business (and the furnishing of information to the other party and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of all Consents and Governmental Authorizations required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger ("Out of Pocket Costs").

            (b) If this Agreement is terminated by Parent or the Company pursuant to Section 9.1(d), or if this Agreement is terminated by the Company pursuant to Section 9.1(f), Parent shall pay to the Company, in cash (at the time specified in Section 9.3(c)), a nonrefundable fee in the amount of $1,500,000, along with the Company's Out of Pocket Costs through the date of such termination.

            (c) In the case of termination of this Agreement by Parent pursuant to Section 9.1(d), the fee referred to in Section 9.3(b) shall be paid by Parent prior to such termination, and in the case of termination of this Agreement by the Company pursuant to Section 9.1(d) or Section 9.1(f), the fee referred to in
Section 9.3(b) shall be paid by Parent within three (3) business days after such termination.

            (d) If this Agreement is terminated by Parent or the Company pursuant to Section 9.1(e), or if this Agreement is terminated by Parent pursuant to Section 9.1(f), the Company shall pay to Parent, in cash (at the time specified in Section 9.3(e)), a nonrefundable fee in the amount of $1,500,000, along with Parent's Out of Pocket Costs through the date of such termination.

            (e) In the case of termination of this Agreement by the Company pursuant to Section 9.1(e), the fee referred to in Section 9.3(d) shall be paid by the Company prior to such termination, and in the case of termination of this Agreement by Parent pursuant to

Section 9.1(e) or Section 9.1(f), the fee referred to in Section 9.3(d) shall be paid by the Company within three (3) business days after such termination.

SECTION 10. MISCELLANEOUS PROVISIONS

        10.1 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger.

        10.2 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

        10.3 ATTORNEYS' FEES. Subject to Section 9.3(b), if any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        10.4 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

        if to Parent or Merger Sub:

               Storage Dimensions, Inc.
               1656 McCarthy Blvd.
               Milpitas, CA  95035
               Attention: Chief Executive Officer
               Facsimile: (408) 944-1200

        with a copy to (which shall not constitute notice):

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, CA  94304-1050
               Attention:  Kenneth M. Siegel, Esq.
               Facsimile:  (415) 493-6811

        if to the Company:

               Artecon, Inc.
               6305 El Camino Real
               Carlsbad, CA  92009-1606
               Attention: Chief Executive Officer

               Facsimile: (760) 931-5527

        with a copy to (which shall not constitute notice):

               Cooley Godward LLP
               4365 Executive Drive, Suite 1100
               San Diego, CA 92121
               Attention:  Thomas A. Coll, Esq.
               Facsimile:  (619) 453-3555


        All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such telecopy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally recognized, overnight courier, on the business day following dispatch and (d) in the case of mailing, on the fifth business day following such mailing.

        10.5 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

        10.6 GOVERNING LAW; VENUE. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

        10.7 SUCCESSORS AND ASSIGNS. Except as provided in Section 10.8, this Agreement shall be binding upon and shall be enforceable by and inure solely to the benefit of, the parties hereto and their successors and assigns; provided, however, that this Agreement may not be assigned by any party without the written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect.

        10.8 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

        10.9 WAIVER.

             (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

             (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. 10.10 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

        10.10 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

        10.11 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

        10.12 PARTIES IN INTEREST. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any); provided, however, that the provisions of Section 1.5(c) shall inure to the benefit of and may be enforced by holders of Company Options and/or Company Warrants, and the provisions of Section 6.7 shall inure to the benefit of and may be enforced by the Indemnified Parties.

        10.13 DISCLOSURE SCHEDULES. The disclosure schedules shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2 or in Section 3, as the case may be. The information disclosed in any numbered or lettered part shall be deemed to be disclosed and incorporated in any other numbered or lettered part where the relevance of such disclosure to another numbered or lettered part would be reasonably apparent from such disclosure.

        10.14 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings among or between any of the parties relating to the subject matter hereof.

        10.15 CONSTRUCTION.

             (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

             (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

             (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

             (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

        10.16 HEADINGS. The bold-faced section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        10.17 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument.

        The parties hereto have caused this Agreement to be executed and delivered as of December 22, 1997.

                                       STORAGE DIMENSIONS, INC.,
                                       a Delaware corporation


                                       By: /s/ DAVID A. EEG
                                           -------------------------------------
                                           Name: David A. Eeg
                                           Title: President and CEO


                                       STORAGE ACQUISITION CORP.,
                                       a California corporation


                                       By: /s/ JAMES L. LAMBERT
                                           -------------------------------------
                                           Name: James L. Lambert
                                           Title: President


                                       ARTECON, INC.,
                                       a California corporation


                                       By: /s/ JAMES L. LAMBERT
                                           -------------------------------------
                                           Name: James L. Lambert
                                           Title: President

                                    EXHIBIT A

                               CERTAIN DEFINITIONS



        For purposes of the Agreement (including this Exhibit A):

        ACQUISITION PROPOSAL. "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent or the Company, as the case may be) contemplating or otherwise relating to any Company Acquisition Transaction or Parent Acquisition Transaction, as the case may be.

        AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including all other exhibits), as it may be amended from time to time.

        COMPANY ACQUISITION TRANSACTION. "Company Acquisition Transaction" shall mean any transaction involving:

             (a) any sale, lease exchange, transfer or other disposition of the assets of Company or any Company Subsidiary constituting more than 10% of the consolidated assets of Company or accounting for more than 10% of the consolidated revenues of Company in any one transaction or in a series of related transactions.

             (b) any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any Person involving more than 10% of the outstanding shares of the capital stock of the Company or any shares of the capital stock of any Company Subsidiary.

             (c) any merger, consolidation, business combination, share exchange, reorganization or other similar transaction or series of related transactions involving Company or any Company Subsidiary.

             (d) any assignment, transfer or licensing or other disposition of, in whole or in part, the Company Proprietary Assets, other than in the ordinary course of business.

        COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

        COMPANY DISCLOSURE SCHEDULE. "Company Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent by the Company.

        COMPANY OPTION. "Company Option" shall mean any option to purchase capital stock of the Company held by any director, officer or employee of, or consultant to, the Company.

        COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or any Company Subsidiary or otherwise used by the Company or any Company Subsidiary.

        COMPANY SHAREHOLDERS. "Company Shareholders" shall mean those holders of Company Common Stock entitled to receive shares of Parent Common Stock pursuant to Section 1.5.

        COMPANY TRIGGERING EVENT. A "Company Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Company shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its unanimous recommendation in favor of, the Merger or approval or adoption of this Agreement; (ii) Company shall have failed to include in the Joint Proxy Statement the unanimous recommendation of the Board of Directors of Company in favor of approval and adoption of this Agreement and the Merger; (iii) the Board of Directors of Company shall have approved, endorsed or recommended any Acquisition Proposal; (iv) Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; (v) Company shall have failed to hold the Company Shareholders' Meeting as promptly as practicable and in any event within 45 days after the definitive Proxy Statement was filed with the SEC; (vi) a tender or exchange offer relating to securities of Company shall have been commenced and Company shall not have sent to its securityholders, within five business days after the commencement of such tender or exchange offer, a statement disclosing that Company recommends rejection of such tender or exchange offer; (vii) an Acquisition Proposal is publicly announced, and Company
(A) fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced or (B) otherwise fails to actively oppose such Acquisition Proposal; or (viii) a person or group (as defined in the Exchange Act and the rules promulgated thereunder) shall have acquired more than fifty percent (50%) of the Company's voting securities (excluding persons and groups that, as of the date of this Agreement, hold more than fifty percent (50%) of the Company's voting securities or that may be deemed to have acquired such percentage upon execution of the Voting Agreements).

        COMPANY WARRANT. "Company Warrant" shall mean any warrant granted by the Company to any Person to purchase capital stock of the Company.

        CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

        EMPLOYEE BENEFIT PLAN. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

        ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company, limited liability company, joint stock company, firm or other enterprise, association, organization or entity.

        EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

        GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

        JOINT PROXY STATEMENT. "Joint Proxy Statement" shall mean that proxy statement to be prepared by Parent with the cooperation of the Company to be filed with the SEC and to be included or incorporated by reference into the Form S-4 registration statement to be filed by Parent with the SEC.

        KNOWLEDGE. "Knowledge" shall mean, as it relates to either the Company or Parent with respect to any matter in question, that any of the Chief Executive Officer, Chief Financial Officer or any other executive officers of the Company or Parent, as the case may be, has actual knowledge of such matter.

        LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

        LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

        MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company or Parent, as the case may be, if such violation or other matter would have a material adverse effect on the business, condition, assets, liabilities, operations, financial performance or prospects of the Company and its subsidiaries or the Parent and its subsidiaries taken as a whole, as the case may be.

        PARENT ACQUISITION TRANSACTION. "Parent Acquisition Transaction" shall mean any transaction involving:

             (a) any sale, lease exchange, transfer or other disposition of the assets of Parent or any Parent Subsidiary constituting more than 10% of the consolidated assets of Parent or accounting for more than 10% of the consolidated revenues of Parent in any one transaction or in a series of related transactions.

             (b) any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any Person involving more than 10% of the outstanding shares of the capital stock of Parent or any shares of the capital stock of any Parent Subsidiary.

             (c) any merger, consolidation, business combination, share exchange, reorganization or other similar transaction or series of related transactions involving Parent or any Parent Subsidiary.

             (d) any assignment, transfer or licensing or other disposition of, in whole or in part, the Parent Proprietary Assets, other than in the ordinary course of business.

        PARENT CONTRACT. "Parent Contract" shall mean any Contract: (a) to which Parent is a party; (b) by which Parent or any of its assets is or may become bound or under which Parent has, or may become subject to, any obligation; or
(c) under which Parent has or may acquire any right or interest.

        PARENT DISCLOSURE SCHEDULE. "Parent Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Company by Parent.

        PARENT PROPRIETARY ASSET. "Parent Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to Parent or any Parent Subsidiary or otherwise used by Parent or any Parent Subsidiary.

        PARENT TRIGGERING EVENT. A "Parent Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Parent shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to the Company its unanimous recommendation in favor of, the Merger or approval or adoption of this Agreement; (ii) Parent shall have failed to include in the Joint Proxy Statement the unanimous recommendation of the Board of Directors of Parent in favor of approval and adoption of this Agreement and the Merger; (iii) the Board of Directors of Parent shall have approved, endorsed or recommended any Acquisition Proposal;
(iv) Parent shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; (v) Parent shall have failed to hold the Parent Stockholders' Meeting as promptly as practicable and in any event within 45 days after the definitive Proxy Statement was filed with the SEC; (vi) a tender or exchange offer relating to securities of Parent shall have been commenced and Parent shall not have sent to its securityholders, within five business days after the commencement of such tender or exchange offer, a statement disclosing that Parent recommends rejection of such tender or exchange offer; (vii) an Acquisition Proposal is publicly announced, and Parent (A) fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced or (B) otherwise fails to actively oppose such Acquisition Proposal; or (viii) a person or group (as defined in the Exchange Act and the rules promulgated thereunder) shall have acquired more than fifty percent (50%) of Parent's voting securities (excluding persons and groups that, as of the date of this Agreement, hold more than fifty percent (50%) of Parent's voting securities or that may be deemed to have acquired such percentage upon execution of the Voting Agreements).

        PERSON. "Person" shall mean any individual, Entity or Governmental Body.

        PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, source code, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

        REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

        SEC. "SEC" shall mean the United States Securities and Exchange Commission.

        SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

        SUPERIOR COMPANY PROPOSAL. "Superior Company Proposal" shall mean an unsolicited, bona fide written proposed Acquisition Proposal submitted by a third party that the Board of Directors of the Company determines, in good faith, based upon the written advice of its financial advisor, to be more favorable from a financial point of view to the Company's shareholders than the terms of the Merger; provided, however, that any such Acquisition Proposal shall not be deemed to be a "Superior Company Proposal" if any financing required to consummate the transaction contemplated by such offer is not committed at the time such Acquisition Proposal is made.

        SUPERIOR PARENT PROPOSAL. "Superior Parent Proposal" shall mean an unsolicited, bona fide written proposed Acquisition Proposal submitted by a third party that the Board of Directors of Parent determines, in good faith, based upon the written advice of its financial advisor, to be more favorable from a financial point of view to the Parent's stockholders than the terms of the Merger; provided, however, that any such Acquisition Proposal shall not be deemed to be a "Superior Parent Proposal" if any financing required to consummate the transaction contemplated by such offer is not committed at the time such Acquisition Proposal is made.

        TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

        TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                    EXHIBIT B

                            CERTIFICATE OF AMENDMENT

                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            STORAGE DIMENSIONS, INC.
                             A DELAWARE CORPORATION

        Storage Dimensions, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST: The name of the Corporation is Storage Dimensions, Inc.

SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on November 25, 1992 under the name SDI Acquisition Corporation.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Second Amended and Restated Certificate of Incorporation as follows:

        ARTICLE I shall be amended and restated to read in its entirety as follows:

        "The name of the Corporation is Artecon, Inc. (hereinafter sometimes referred to as the "Corporation")."

        ARTICLE IV shall be amended and restated to read in its entirety as follows:

"1. The Corporation is authorized to issue a total of Fifty Million (50,000,000) shares of stock in two classes designated respectively "Preferred Stock" and "Common Stock." The total number of shares of Preferred Stock the Corporation shall have authority to issue is Ten Million (10,000,000), par value one-half of one cent ($.005) per share, and the total number of shares of Common Stock the Corporation shall have authority to issue is Forty Million (40,000,000), par value one-half of one cent ($.005) per share.

2. The preferences, privileges and restrictions granted to or imposed on the respective classes and series of shares of Common Stock and Preferred Stock are as follows:

   (a) DESIGNATION OF SERIES OF PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

   (b) DESIGNATION OF SERIES A PREFERRED STOCK. Two Million Four Hundred Ninety-Four Thousand One Hundred Fifty-Nine (2,494,159) of the shares of Preferred Stock are hereby designated "Series A Preferred Stock" ("Series A Stock"). The rights, preferences and privileges of the Series A Stock are as specified in this Section 2 of Article IV.

   (c) DIVIDEND RIGHTS. The holders of record of Preferred Stock and Common Stock shall be entitled to receive dividends on a non-cumulative basis when and as declared by the Board of Directors out of funds legally available therefor. No right shall accrue to the holders of the Series A Stock by reason of the fact that dividends are not declared and thereafter paid in any year.

   (d) PREFERENCE ON LIQUIDATION.

       (i) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or any other class or series of stock of the Corporation, an amount equal to two dollars ($2.00) per share (as adjusted for any stock dividends, combinations or splits, reclassifications or the like with respect to such shares) plus all accrued, accumulated or declared but unpaid dividends on each share of Series A Stock held by such holders. If upon the occurrence of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the assets and funds to be distributed among the holders of Series A Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

       (ii) After payment to the holders of the Series A Stock of the amount set forth in subsection (i), the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed ratably among the holders of the Common Stock in proportion to the number of shares then held by such holders.

       (iii) For purposes of this subsection (d), a merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation in which the holders of the Corporation's outstanding Common Stock immediately prior to the effective date of such transaction do not hold at least fifty percent (50%) of all outstanding voting securities of the surviving entity, or a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation.

   (e) VOTING RIGHTS. Except as otherwise required by law, the shares of the Series A Stock shall be voted together with this Corporation's Common Stock as a single class at any annual or special meeting of stockholders of this Corporation, or may act by written consent in the same manner as this Corporation's Common Stock. Each share of Common Stock shall be entitled to one vote. The holder of each share of Series A Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Stock could be converted on the record date for the vote or, if no such record date is established, at the date such vote is taken or any written consent is solicited (in each case assuming such share is convertible as of such date notwithstanding the time limitation on any such conversion set forth in
Section 2(f)(i)), shall have voting rights and powers equal to the voting rights and powers of the Common Stock, and shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of this Corporation in the same manner and to the same extent as holders of the Common Stock. Fractional votes shall not be permitted, however, and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward.)

   (f) CONVERSION. The holders of the Series A Stock shall have the following rights and shall be subject to the following restrictions with respect to the conversion of the Series A Stock into shares of Common Stock:

       (i) CONVERSION AT THE OPTION OF THE HOLDER. Each share of Series A Stock shall be convertible, at the option of the holder thereof, without the payment of additional consideration, at any time after January 1, 1999, at the office of the Corporation or any transfer agent for the Series A Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing two dollars ($2.00) by the greater of (A) $6.00 and (B) the then applicable Conversion Price, determined as provided in subsection (f)(iii).

       (ii) AUTOMATIC CONVERSION. Each share of Series A Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock effective as of 5:30 p.m. East Coast Time on the earlier of:

            (1) at the close of business on the day on which the Board of Directors shall have duly and unanimously adopted a resolution requesting such conversion, in which case the number of shares of Common Stock issuable upon conversion of each Share of Series A Stock shall be determined by dividing two dollars ($2.00) by the then applicable Conversion Price, determined as provided in subsection (f)(iii); and

            (2) at the close of business on the first business day following the date on which the average of the closing per share sales price of the Common Stock as reported on the Nasdaq National Market (or any other U.S. securities market or exchange on which the Common Stock may trade) for twenty (20) consecutive trading days equals or exceeds nine dollars ($9.00) per share (subject to adjustment for any stock splits, stock dividends, stock consolidations or the like) (the "Average Price"), in which case the number of shares of Common Stock issuable upon conversion of each such share of Series A Stock shall be determined by dividing two dollars ($2.00) by the Average Price.

       (iii) CONVERSION PRICE. In the case of conversion under subsections
(f)(i) and (f)(ii)(1), the conversion price for the Series A Stock shall be equal to the average of the closing sales prices of the Common Stock as traded on the Nasdaq National Market (or any other U.S. securities market or exchange on which the Common Stock may trade) during the twenty (20) trading day period ending on the day that is two (2) days prior to the date on which conversion is requested by the Company or the holder, as the case may be (the "Conversion Price"). Such Conversion Price shall be adjusted from time to time in accordance with this subsection (f). All references to the Conversion Price herein shall mean the Conversion Price as so adjusted.

       (iv) MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issu ed upon conversion of Series A Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Series A Stock shall be entitled to convert the same into full shares of Common Stock pursuant to subsection (f)(i), it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Stock, and shall give written notice to the Corporation at such office that it elects to convert the same. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common

Stock on such date. In the event of a conversion pursuant to subsection (f)(ii), such conversion shall be deemed to have occurred automatically without any further action by the Corporation or the holder as of the day specified in subsection (f)(ii), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that before any holder of Series A Stock shall be entitled to receive a certificate representing the shares of Common Stock into which such holder's shares of Series A Stock have been converted into pursuant to subsection (f)(ii), it shall surrender the certificate or certificates representing such shares of Series A Stock, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Stock. The Corporation shall, as soon as practicable after receipt of such surrendered certificates and notice, if applicable, issue and deliver at such office to such holder of Series A Stock a certificate or certificates, registered in such names as specified by the holder, for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock.

       (v) ADJUSTMENTS TO CONVERSION PRICE.

           (1) In the event the Corporation shall at any time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation or any of its subsidiaries other than shares of Common Stock, then in each such event provision shall be made so that the holders of Series A Stock shall receive, upon the conversion thereof, the securities of the Corporation which they would have received had their stock been converted into Common Stock on the date of such event.

           (2) If there occurs any capital reorganization or any reclassification of the capital stock of the Corporation (other than any event provided for in subsection (f)(v)(1) above), each share of Series A Stock shall thereafter be convertible into the same kind and amounts of securities or other assets, or both, that were issuable or distributable to the holders of shares of outstanding Common Stock upon such reorganization or reclassification, in respect of that number of shares of Common Stock into which such shares of Series A Stock might have been converted immediately prior to such reorganization or reclassification; and in any such case, appropriate adjustments (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series A Stock to the end that the provisions of this Article IV shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other assets thereafter deliverable upon the conversion of the Series A Stock.

           (3) Upon the occurrence of each adjustment or readjustment of the number or kind of shares issuable upon conversion of a share of Series A Stock pursuant to this subsection (f)(v), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Stock, furnish or cause to be furnished to such holder a like certificate prepared by the Corporation setting forth (i) such adjustments and readjustments, and (ii) the number of shares and the amount, if any, of other property which at the time would be received upon the conversion of Series A Stock.

       (vi) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Stock at least 30 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

       (vii) ISSUE TAXES. The holders of Series A Stock shall pay any and all issue, transfer and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Stock pursuant hereto.

       (viii) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Articles of Incorporation.

       (ix) NOTICES. Any notice required by the provisions of this Section 2 to be given to the holders of shares of Series A Stock shall be deemed given if deposited in the

United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

    (g) NO REISSUANCE OF SERIES A STOCK. No share or shares of Series A Stock acquired by the Corporation by reason of conversion or otherwise shall be reissued. In the event of any such conversion or other acquisition, the shares so issued or acquired shall revert to the status of authorized but unissued shares of Preferred Stock."

    ARTICLE VII shall be amended and restated to read in its entirety as follows:

"1. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

2. Subject to the rights of the holders of any series of Preferred Stock (other than the Series A Stock) to elect additional directors under specified circumstances, the directors shall be divided into three classes as nearly equal in size as practicable designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the adoption and filing of this Certificate of Amendment of Certificate of Incorporation, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the adoption and filing of this Certificate of Amendment of Certificate of Incorporation, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the adoption and filing of this Certificate of Amendment of Certificate of Incorporation (the "First Class Three Meeting"), the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

    Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3. The Board of Directors or any individual director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the Corporation entitled to vote at an election of directors (the "Voting Stock") or
(ii) without cause by (1) until the First

Class III Meeting, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the then-outstanding shares of the Voting Stock, and (2) after the First Class III Meeting, the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the then-outstanding shares of the Voting Stock."

FOURTH: Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned, ____________ and ___________, have signed this Certificate of Amendment as President and Secretary, respectively, of the Corporation, this ___ day of __________, 1998.



                                             __________________________________
                                             ___________, President




                                             __________________________________
                                             ___________, President

                                    EXHIBIT C

                        DIRECTORS AND OFFICERS OF PARENT



DIRECTORS:

CLASS I DIRECTORS - TO SERVE UNTIL THE 1999 ANNUAL MEETING

Outside Director mutually acceptable to Parent and Company

Outside Director mutually acceptable to Parent and Company*

CLASS II DIRECTORS - TO SERVE UNTIL THE 2000 ANNUAL MEETING

Jason Sauey

Chong Sup Park

CLASS III DIRECTORS - TO SERVE UNTIL THE 2001 ANNUAL MEETING

W.R. Sauey**

James Lambert

*Brian Fitzgerald**

OFFICERS

James Lambert                Chief Executive Officer

Tesfaye Hailemichael         Chief Financial Officer and Treasurer

Dana Kammersgard             Secretary

Other executive officers to be determined by Parent and Company



*  Member of Audit Committee

** Member of Compensation Committee

                                    EXHIBIT D

               DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION



DIRECTORS:

James Lambert

W.R. Sauey



OFFICERS

To be determined by Parent and Company

                                          EXHIBIT E

                                 CERTAIN COMPANY SHAREHOLDERS



                           NO. OF       PERCENT OF      NO. OF       PERCENT OF      NO. OF       PERCENT OF
                          SHARES OF    OUTSTANDING     SHARES OF    OUTSTANDING     SHARES OF    OUTSTANDING
                        COMMON STOCK   COMMON HELD     PREFERRED     PREFERRED     PREFERRED B   PREFERRED B
  STOCKHOLDER NAME:         HELD           (1)           HELD         HELD (2)        HELD         HELD (3)
----------------------- -------------- ------------- -------------- ------------- -------------- -------------
W. R. Sauey               1,409,205        23.5%        247,877          22.3%          -             -

James Lambert(2)          1,450,000        24.2%          2,500           *             -             -

Flambeau Corp.              407,760         6.8%        336,000          30.2%       702,604         50%

Flambeau Products Corp.     107,760         1.8%        336,000          30.2%       702,604         50%

Dana Kammersgard            632,031        10.5%           -              -             -             -

Seats Incorporated           17,540         *           169,074          15.2%          -             -

TOTAL                     4,024,296        66.6%      1,091,451          98.2%      1,405,208        100%


 *   Less than 1%

(1)  Based on 6,043,990 shares of Common Stock outstanding as of December 22,
     1997.

(2)  Based on 1,111,951 shares of Preferred outstanding as of December 22, 1997.

(3)  Based on 1,405,208 shares of Preferred B outstanding as of December 22,
     1997.

                                    EXHIBIT F

                           CERTAIN PARENT STOCKHOLDERS


                                                  NO. OF SHARES OF COMMON     PERCENT OF OUTSTANDING
               STOCKHOLDER NAME:                         STOCK HELD             COMMON STOCK HELD:
 ----------------------------------------------- --------------------------- -------------------------
 Maxtor Corporation                                   1,600,000                       20.2%

 CP Acquisition, L.P. No. 4A                          1,676,440                       21.1%

 CP Acquisition, L.P. No. 4B                            926,790                       11.7%

 Capital Partners, Inc.                                   3,612                       --

 FGS, Inc.                                              293,781                       03.7%

 TOTAL                                                4,500,623                       56.7%

                                    EXHIBIT G

                        COMPANY TAX REPRESENTATION LETTER

                            TAX REPRESENTATION LETTER
                                  ARTECON, INC.


                               _____________, 1998



Cooley Godward LLP                        Wilson Sonsini Goodrich & Rosati, P.C.
One Maritime Plaza, 20th Floor            650 Page Mill Road
San Francisco, CA 94111-3580              Palo Alto, CA 94306



RE: MERGER PURSUANT TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION DATED AS OF DECEMBER 22, 1997, AMONG STORAGE DIMENSIONS, INC., A DELAWARE CORPORATION ("PARENT"), STORAGE ACQUISITION CORP., A CALIFORNIA CORPORATION AND A WHOLLY OWNED SUBSIDIARY OF PARENT ("MERGER SUB"), AND ARTECON, INC., A CALIFORNIA CORPORATION (THE "COMPANY")
        (THE "REORGANIZATION AGREEMENT").

Ladies and Gentlemen:

        This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Reorganization Agreement.

        After consulting with its counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that the following statements are accurate as of the Effective Time:

        1. Pursuant to the terms of the Reorganization Agreement and the Certificate of Merger to be filed by Merger Sub and the Company with the Secretary of State of the State of California on the Closing Date, Merger Sub will merge with and into the Company, and the Company will acquire (by operation of law) all of the assets and liabilities of Merger Sub. Specifically, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger will continue to be held by the Company immediately after the Merger. For the purpose of determining the percentage of the Company's net and gross assets held by the Company immediately after the Merger, the following assets will be treated as property held by the Company immediately prior but not subsequent to the Merger: (a) assets disposed of by the Company prior to or subsequent to the Merger and in contemplation thereof (including, without limitation, any asset disposed of by the Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger and ending at the Effective Time (the "Pre-Merger Period")); (b) assets used by the Company to pay the shareholders of the Company in connection with the exercise of dissenters' rights or to pay other expenses or liabilities incurred in connection with the Merger; and
(c) assets used to make distribution, redemption or other payments in respect of shares of Company Common Stock or Company Preferred Stock (collectively, "Company Stock") or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto.

        2. Other than in the ordinary course of business or pursuant to its obligations under the Reorganization Agreement, the Company has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) (a) in contemplation of the Merger or (b) during the Pre-Merger Period.

        3. The Company's principal reasons for participating in the Merger are bona fide business purposes not related to taxes.

        4. At the Effective Time, the Company will have no outstanding equity interests other than those disclosed in Section 2.3 of the Reorganization Agreement. At the Effective Time, the Company will have no outstanding warrants, options, or convertible securities or any other type of right outstanding pursuant to which any person could acquire shares of Company Stock, or any other equity interest in the Company other than those disclosed in Section 2.3 of the Reorganization Agreement or the Company Disclosure Schedule with respect thereto.

        5. Upon consummation of the Merger, shares of Company Stock representing "Control" of the Company will be exchanged solely for shares of Parent Common Stock and Parent Preferred Stock (collectively, "Parent Stock"). At the Effective Time, there will exist no rights to acquire Company Stock or to vote (or restrict or otherwise control the vote of) shares of Company Stock which, if exercised, would affect Parent's acquisition and retention of Control of the Company. (For purposes of the preceding sentence, shares of Company Stock exchanged in the Merger for cash and other property (including, without limitation, cash paid to shareholders of the Company in connection with the exercise of dissenters' rights or in lieu of fractional shares of Parent Stock will be treated as shares of Company Stock outstanding at the Effective Time but not exchanged for shares of Parent Stock.) As used in this letter, "Control" of a corporation shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of shares of all classes of stock of such corporation entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of such corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or rights to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person.

        6. The total fair market value of all consideration other than shares of Parent Stock to be received by shareholders of the Company in the Merger (including, without limitation, cash paid to shareholders of the Company in connection with the exercise of dissenters' rights or in lieu of fractional shares of Parent Stock) will be less than ten percent (10%) of the aggregate fair market value of all Company Common Stock outstanding immediately prior to the Merger and will be less than ten percent (10%) of the aggregate fair market value of all Company Preferred Stock outstanding immediately prior to the Merger.

        7. The Company has no plan or intention to issue additional shares of capital stock after the Merger, or take any other action that would result in Parent not being in Control of the Company.

        8. Except for transfers described in both Section 368(a)(2)(C) of the Code and Treasury Regulation Section 1.368-2(j)(4), the Company has no plan or intention to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub in the Merger except for dispositions made in the ordinary course of business.

        9. The Company intends to continue its historic business or use a significant portion of its historic business assets in a business following the Merger.

        10. The liabilities of the Company have been incurred by the Company in the ordinary course of its business.

        11. The fair market value of the Company's assets will, at the Effective Time, exceed the aggregate liabilities of the Company plus the amount of liabilities, if any, to which such assets are subject.

        12. The Company is not, and will not be at the Effective Time, an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code.

        13. The Company is not, and will not be at the Effective Time, under the jurisdiction of a court in a Title 11 or similar case within the meaning of
Section 368(a)(3)(A) of the Code.

        14. After due inquiry with its officers and directors, the Company has no knowledge of, and believes that there does not exist, any plan or intention on the part of the shareholders (or any shareholder) of the Company to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction which would result in a reduction in the risk of ownership or a direct or indirect disposition (a "Sale") of shares of Parent Stock to be received in the Merger that would reduce the Company's shareholders' ownership of such Parent Stock to a number of shares having an aggregate fair market value, as of the Effective Time, of less than fifty percent (50%) of the aggregate fair market value of the Company Stock outstanding immediately prior to the consummation of the Merger. (For purposes of the preceding sentence, shares of Company Stock (a) with respect to which a shareholder of the Company receives consideration in the Merger other than shares of Parent Stock (including, without limitation, cash received in connection with the exercise of dissenters' rights or in lieu of fractional shares of Parent Stock) and/or (b) with respect to which a Sale occurs prior to and in contemplation of the Merger, shall be considered outstanding shares of Company Stock, as the case may be, exchanged for shares of Parent Stock in the Merger and then disposed of pursuant to a plan.)

        15. Except with respect to (a) payments of cash to shareholders of the Company in connection with the exercise of dissenters' rights, and (b) payments of cash to shareholders of the Company in lieu of fractional shares of Parent Stock, one hundred percent (100%) of the Company Stock outstanding immediately prior to the Merger will be exchanged solely for shares of Parent Stock. Thus, except as set forth in the preceding sentence, the Company intends that no consideration be paid or received (directly or indirectly, actually or constructively) for shares of Company Stock other than shares of Parent Stock.

        16. The fair market value of the shares of Parent Stock received by each shareholder of the Company will be approximately equal to the fair market value of the shares of Company Stock surrendered in exchange therefor and the aggregate consideration received by shareholders of the Company in exchange for their shares of Company Stock will be approximately equal to the fair market value of all of the outstanding shares of Company Stock immediately prior to the Merger.

        17. Each of Merger Sub, Parent, the Company and each shareholder of the Company will pay separately his, her or its own expenses relating to the Merger.

        18. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired or will be settled at a discount as a result of the Merger; Parent will assume no liabilities of the Company or any shareholder of the Company in connection with the Merger.

        19. The terms of the Reorganization Agreement and of the other agreements relating thereto are the product of arm's length negotiations.

        20. None of the compensation received or to be received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any of such shareholder-employee's shares of Company Stock, none of the shares of Parent Stock to be received by any shareholder-employee of the Company in the Merger will be separate consideration for, or allocable to, any employment agreement or any covenant not to compete; and the compensation paid or to be paid to any shareholder-employee of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

        21. With respect to each instance, if any, in which shares of Company Stock have been purchased by a stockholder of Parent (a "Stockholder") during the Pre-Merger Period (a "Stock Purchase"): (a) to the best knowledge of the Company, (i) the Stock Purchase was made by such Stockholder on its own behalf, rather than as a representative, or for the benefit, of Parent, (ii) the Stock Purchase was entered into solely to satisfy the separate interests of such Stockholder and the seller, and (iii) the purchase price paid by such Stockholder pursuant to the Stock Purchase was the product of arm's length negotiations; and (b) the Stock Purchase was not a formal or informal condition to the consummation of the Merger.

        22. The Company is authorized to make all of the representations set forth herein.

        The undersigned recognizes that (i) your opinions will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Reorganization Agreement and the various other documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

        Notwithstanding anything herein to the contrary, the undersigned makes no representations regarding any actions or conduct of the Company pursuant to Parent's exercise of control over the Company after the Merger.

        The undersigned recognizes that your opinions will not address any tax consequence of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                         Very truly yours,

                                         ARTECON, INC.,
                                         A CALIFORNIA CORPORATION


                                         By: __________________________________

                                         Name: ________________________________

                                         Title: _______________________________

                                    EXHIBIT H

                   COMPANY CONTINUITY OF INTEREST CERTIFICATE

                       CONTINUITY OF INTEREST CERTIFICATE


        _______________________________________ ("Shareholder") is aware that, pursuant to that certain Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") dated as of December __, 1997 among STORAGE DIMENSIONS, INC., a Delaware corporation ("Parent"), STORAGE ACQUISITION CORP., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and ARTECON, INC., a California corporation (the "Company"), it is contemplated that Merger Sub will be merged into the Company (the contemplated merger of Merger Sub into the Company being referred to in this Certificate as the "Merger"). As a result of the Merger, it is contemplated that holders of the common stock of the Company ("Company Common Stock") will receive shares of common stock of Parent ("Parent Common Stock") in exchange for their shares of Company Common Stock, that holders of the preferred stock of the Company ("Company Preferred Stock") will receive shares of "qualifying" preferred stock of Parent ("Parent Preferred Stock"), and that the Company will become a wholly owned subsidiary of Parent.

        1. Shareholder represents, warrants and certifies to Parent, Merger Sub and the Company as follows:

           (a) Shareholder currently is the holder of the number of shares of Company Common Stock and Company Preferred Stock set forth beneath Shareholder's signature on the signature page hereof (the "Shares"), and did not acquire any of the Shares in contemplation of the Merger.

           (b) Shareholder has not engaged in a Sale (as defined below) of any shares of Company capital stock in contemplation of the Merger.

           (c) Shareholder has no plan or intention to engage in a sale, exchange, transfer, distribution, redemption or reduction in any way of Shareholder's risk of ownership (by short sale or otherwise), or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of more than fifty percent (50%) of the shares of Parent Common Stock and Parent Preferred Stock (collectively, "Parent Stock") to be received by Shareholder in the Merger. (For purposes of the preceding sentence, shares of Company capital stock (or the portion thereof) (i) with respect to which Shareholder will receive consideration in the Merger other than shares of Parent Stock (including cash to be received in lieu of any fractional share of Parent Stock) and/or (ii) with respect to which a Sale (A) occurred in contemplation of the Merger or (B) will occur prior to the Merger, shall be considered shares of Company Common Stock or Company Preferred Stock, as the case may be, exchanged for shares of Parent Stock in the Merger and then disposed of pursuant to a plan.)

           (d) Shareholder will not exercise dissenters' rights in connection with the Merger.

           (e) Shareholder is not aware of, or participating in, any plan or intention on the part of the shareholders of the Company to engage in a Sale or Sales of more than fifty percent (50%) of the shares of Parent Stock to be received in the Merger. (For purposes of the preceding sentence, shares of Company capital stock (or the portion thereof) (i) with respect to which a shareholder of the Company receives consideration in the Merger other than shares of Parent Stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights or in lieu of a fractional share of Parent Stock) or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger, shall be considered shares of outstanding Company Common Stock or Company Preferred Stock, as the case may be, exchanged for shares of Parent Stock in the Merger and then disposed of pursuant to a plan.)

           (f) Except to the extent written notification to the contrary is received by Parent and the Company from Shareholder prior to the consummation of the Merger, the representations, warranties and certifications contained herein shall be accurate at all times from the date hereof through the date on which the Merger is consummated.

           (g) Shareholder has consulted with such legal counsel and financial advisors as Shareholder has deemed appropriate in connection with the execution of this Certificate.

        2. Shareholder understands that Parent, Merger Sub, the Company, and the Company's shareholders, as well as legal counsel to Parent, Merger Sub and the Company (in connection with rendering their opinions that the Merger will be a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended) will be relying on the accuracy of the representations, warranties and certifications contained herein.


               [Remainder of this page intentionally left blank.]

        Shareholder has executed this Continuity of Interest Certificate on _____________, 199__.



                                       Signature: ______________________________

                                       Number of shares of Company Common
                                         Stock owned:  __________

                                       Number of shares of Company Preferred
                                         Stock owned: __________












             [Signature Page to Continuity of Interest Certificate]

                                    EXHIBIT I

                           FORM OF AFFILIATE AGREEMENT

                               AFFILIATE AGREEMENT


        This Affiliate Agreement (this "Agreement") is entered into as of December 22, 1997, by and between STORAGE DIMENSIONS, INC., a Delaware corporation ("Parent"), and the undersigned affiliate ("Affiliate") of ARTECON, INC., a California corporation (the "Company").

                                    RECITALS

        A. Pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of December 22, 1997 (the "Merger Agreement"), by and among Parent, STORAGE ACQUISITION CORP., a California corporation and wholly owned subsidiary of Parent ("Merger Sub"), and the Company, Merger Sub will merge with and into the Company (the "Merger").

        B. As a result of the Merger and certain related transactions, the shareholders of the Company will receive shares of Common Stock of Parent (the "Shares"). Affiliate understands that he may, upon the effectiveness of the Merger, be deemed (but does not hereby admit to be) an "affiliate" of Parent as such term is defined in paragraphs (c) and (d) of Rule 145 ("Rule 145") under the Securities Act of 1933, as amended (the "Act"), and as such, Affiliate may only transfer, sell or dispose of the Shares in accordance with Rule 145 and this Agreement.

        C. Affiliate understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, Merger Sub and the Company, and their respective counsel and accounting firms.

                                    AGREEMENT

        NOW, THEREFORE, the parties hereby agree as follows:

1. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given them in the Merger Agreement.

2. Affiliate represents, warrants, understands and agrees that:

   (a) Affiliate has full power and capacity to execute and deliver this Agreement and to make the representations, warranties and agreements herein and to perform his obligations hereunder.

   (b) Affiliate has carefully read this Agreement and has discussed with counsel, to the extent Affiliate felt necessary, the requirements, limitations and restrictions on his ability to sell, transfer or otherwise dispose of the Shares he may receive in connection with the Merger and fully understands the requirements, limitations and restrictions this Agreement places upon Affiliate's ability to transfer, sell or otherwise dispose of such Shares.

   (c) If Affiliate has executed a Continuity of Interest Certificate and/or any other agreement in connection herewith (the "Other Agreements"), he understands and agrees to abide by all restrictions contained therein.

   (d) Affiliate will not offer, sell, pledge, transfer or otherwise dispose of any of the Shares held by Affiliate unless at such time either (i) such transfer shall be in conformity with the provisions of Rule 145(d) (or any successor rule then in effect), (ii) Affiliate shall have furnished to Parent an opinion of counsel reasonably satisfactory to Parent, or a no action letter from the Securities and Exchange Commission, to the effect that no registration under the Act would be required in connection with the proposed offer, sale, pledge, transfer or other disposition or (iii) a registration statement under the Act covering the proposed offer, sale, pledge, transfer or other disposition shall be effective under the Act.

3. Parent will use commercially reasonable efforts to comply with the public reporting requirements set forth in Rule 144(c) under the Securities Act.

4. Affiliate understands and agrees Parent is under no obligation to register the sale, transfer or other disposition of the Shares by the Affiliate or to take any other action necessary in order to make compliance with an exemption from registration available.

5. Affiliate further represents that he is the beneficial owner of the Company Common Stock and Company Preferred Stock set forth below, or, if not set forth below, that he is not the beneficial owner of any Company Common Stock or Company Preferred Stock, as applicable.

6. Each party hereto acknowledges that (i) it will be impossible to measure in money the damage to Parent if Affiliate fails to comply with any of the obligations imposed by this Agreement, (ii) every such obligation is material and (iii) in the event of any such failure, Parent will not have an adequate remedy at law or damages and, accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is an appropriate remedy for any such failure.

7. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of California.

8. This Agreement shall be binding upon, enforceable by and inure to the benefit of the parties named herein and their respective successors. This Agreement may not be assigned by any party without the prior written consent of Parent. Any attempted assignment not in compliance with this Section 8 shall be void and have no effect.

9. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.





            [The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.



                                    STORAGE DIMENSIONS, INC.


                                    By: _____________________________________
                                    Name: ___________________________________
                                    Title: __________________________________


                                    AFFILIATE

                                    _________________________________________

                                    Print Name:

                                    Address: ________________________________

                                             ________________________________

                                    Shares of Company Common Stock
                                    Beneficially Owned:

                                    Shares of Company Preferred Stock
                                    Beneficially Owned: _________________








                    {Signature Page to Affiliate Agreement]

                                          EXHIBIT J

                               PARENT TAX REPRESENTATION LETTER

                            TAX REPRESENTATION LETTER
                         OF STORAGE DIMENSIONS, INC. AND
                            STORAGE ACQUISITION CORP.



                             _________________, 1998



Cooley Godward LLP                        Wilson Sonsini Goodrich & Rosati, P.C.
One Maritime Plaza, 20th Floor            650 Page Mill Road
San Francisco, CA 94111-3580              Palo Alto, CA 94306



RE: MERGER PURSUANT TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION DATED AS OF DECEMBER 22, 1997, AMONG STORAGE DIMENSIONS, INC., A DELAWARE CORPORATION ("PARENT"), STORAGE ACQUISITION CORP., A CALIFORNIA CORPORATION AND A WHOLLY OWNED SUBSIDIARY OF PARENT ("MERGER SUB"), AND ARTECON, INC., A CALIFORNIA CORPORATION (THE "COMPANY")
        (THE "REORGANIZATION AGREEMENT").

Ladies and Gentlemen:

        This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Reorganization Agreement.

        After consulting with their counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certify and represent to you that the following statements are accurate as of the Effective Time:

        1. Pursuant to the terms of the Reorganization Agreement and the Certificate of Merger to be filed by Merger Sub and the Company with the Secretary of State of the State of California on the Closing Date, Merger Sub will merge with and into Company, and the Company will acquire (by operation of law) all of the assets and liabilities of Merger Sub. Specifically, the assets transferred to the Company pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger. In addition, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger will continue to be held by the Company immediately after the Merger. For the purpose of determining the percentage of the Company's and Merger Sub's net and gross assets held by the Company immediately after the Merger, the following assets will be treated as property held by the Company or Merger Sub, as the case may be, immediately prior but not subsequent to the Merger: (a) assets disposed of by the Company or Merger Sub (other than assets transferred from Merger Sub to the Company in the Merger) prior to or subsequent to the Merger and in contemplation thereof (including, without limitation, any asset disposed of by the Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger and ending at the Effective Time (the "Pre-Merger Period")); (b) assets used by the Company to pay shareholders of the Company in connection with the exercise of dissenters' rights or to pay other expenses or liabilities incurred in connection with the Merger; and (c) assets used to make distribution, redemption or other payments in respect of stock of the Company or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto.

        2. Parent's principal reasons for participating in the Merger are bona fide business purposes not related to taxes.

        3. Prior to the Merger, Parent will be in "Control" of Merger Sub. As used in this letter, "Control" of a corporation shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock of such corporation entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of such corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or rights to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person.

        4. In the Merger, stock of the Company representing Control of the Company will be exchanged solely for shares of voting stock of Parent. For purposes of this paragraph, stock of the Company exchanged in the Merger for cash and other property (including, without limitation, cash paid to shareholders of the Company in connection with the exercise of dissenters' rights or in lieu of fractional shares of Parent Common Stock or Parent Preferred Stock (collectively, "Parent Stock")) will be treated as shares of stock of the Company outstanding at the Effective Time but not exchanged for Parent Stock.

        5. Parent has no plan or intention to cause Company to issue additional shares of capital stock after the Merger, or take any other action that would result in Parent not being in Control of Company.

        6. Other than with respect to shares to be acquired from individuals whose employment with Parent or Company is terminated in the ordinary course of business, Parent has no plan or intention to reacquire any shares of Parent Stock to be issued pursuant to the Merger.

        7. Except for transfers described in both Section 368(a)(2)(C) of the Code and Treasury Regulation Section 1.368-2(j)(4), Parent has no plan or intention to: (a) liquidate the Company; (b) merge the Company with or into another corporation, including Parent or its affiliates; (c) sell, distribute or otherwise dispose of any capital stock of the Company; (d) cause the Company to sell or otherwise dispose of any of its assets or of any assets acquired from Merger Sub, except for dispositions made in the ordinary course of business.

        8. Following the Merger, Parent intends that the Company will continue the Company's historic business or use a significant portion of the Company's historic business assets in a business.

        9. In the Merger, Merger Sub will have no liabilities assumed by the Company and will not transfer to the Company any assets subject to liabilities, except to the extent incurred in connection with the transactions contemplated by the Reorganization Agreement.

        10. During the past five (5) years, none of the outstanding shares of capital stock of the Company, including the right to acquire or vote any such shares have, directly or indirectly, been owned by Parent or affiliates of Parent;

        11. Neither Parent nor Merger Sub is an investment company within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code.

        12. No shareholder of the Company is acting as an agent for Parent in connection with the Merger or the approval thereof. Parent will not reimburse any shareholder of the Company for any shares of Company Common Stock or Company Preferred Stock (collectively, "Company Stock") such shareholder may have purchased or for other obligations such shareholder may have incurred.

        13. Neither Parent nor Merger Sub is, or will be at the Effective Time, under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

        14. Merger Sub and Parent have no knowledge of, and believe that there does not exist, any plan or intention on the part of the shareholders (or any shareholder) of the Company to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction which would result in a reduction in the risk of ownership or a direct or indirect disposition (a "Sale") of shares of Parent Stock to be received in the Merger that would reduce the Company's shareholders' ownership of such Parent Stock to a number of shares having an aggregate fair market value, as of the Effective Time, of less than fifty percent (50%) of the aggregate fair market value of all of the shares of Company Stock outstanding immediately prior to the consummation of the Merger. (For purposes of the preceding sentence, shares of Company capital stock (or the portion thereof) (a) with respect to which a shareholder of the Company receives consideration in the Merger other than shares of Parent Stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights or in lieu of fractional shares of Parent Stock) and/or (b) with respect to which a Sale occurs prior to and in contemplation of the Merger, shall be considered shares of Company Stock exchanged for shares of Parent Stock in the Merger and then disposed of pursuant to a plan).

        15. Except with respect to: (a) payments of cash to shareholders of the Company in connection with the exercise of dissenters' rights and (b) payments of cash to shareholders of the Company in lieu of fractional shares of Parent Stock, one hundred percent (100%) of the Company Stock outstanding immediately prior to the Merger will be exchanged solely for shares of Parent Stock. Thus, except as set forth in the preceding sentence, Merger Sub and Parent intend that no consideration be paid or received (directly or indirectly, actually or constructively) for shares of Company Stock other than shares of Parent Stock.

        16. The total fair market value of all consideration other than Parent Stock received by shareholders of the Company in the Merger in exchange for their stock of the Company (including, without limitation, cash paid to shareholders of the Company in connection with the exercise of dissenters' rights) will be less than ten percent (10%) of the aggregate fair market value of all Company Common Stock outstanding immediately prior to the Merger and will be less than ten percent (10%) of the aggregate fair market value of all Company Preferred Stock outstanding immediately prior to the Merger.

        17. The fair market value of the shares of Parent Stock received by each shareholder of the Company will be approximately equal to the fair market value of the shares of Company Stock surrendered in exchange therefor and the aggregate consideration received by the shareholders of the Company in exchange for their shares of Company Stock will be approximately equal to the fair market value of all of the outstanding shares of Company Stock immediately prior to the Merger.

        18. Each of Merger Sub, Parent, the Company and each shareholder of the Company will pay separately his, her or its own expenses relating to the Merger.

        19. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired or will be settled at a discount as a result of the Merger, and Parent will assume no liabilities of the Company or any shareholder of the Company in connection with the Merger.

        20. The terms of the Reorganization Agreement and of the other agreements relating thereto are the product of arm's length negotiations.

        21. None of the compensation, if any, received or to be received from Parent or Merger Sub by any shareholder-employee of the Company will be separate consideration for, or allocable to, any of such shareholder-employee's shares of Company Stock and the compensation, if any, paid or to be paid by Parent or Merger Sub to any shareholder-employee of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

        22. With respect to each instance, if any, in which shares of Company Stock have been purchased by a stockholder of Parent (a "Stockholder") during the Pre-Merger Period (a "Stock Purchase"): (i) the Stock Purchase was not made by such Stockholder as a representative, or for the benefit, of Parent; (ii) the purchase price paid by such Stockholder pursuant to the

Stock Purchase was the product of arm's length negotiations, was funded by such Stockholder's own assets and was not advanced, and will not be reimbursed, either directly or indirectly, by Parent; (iii) at no time was such Stockholder or any other party required or obligated to surrender to Parent the shares of Company Stock acquired in the Stock Purchase, and neither such Stockholder nor any other party will be required to surrender to Parent the shares of Parent Stock for which such shares of Company Stock will be exchanged in the Merger; and (iv) the Stock Purchase was not a formal or informal condition to the consummation of the Merger and was entered into solely to satisfy the separate interests of such Stockholder and the seller.

        23. The Parent Preferred Stock to be issued by Parent to the Company shareholders in the Merger in exchange for their shares of Company Preferred Stock will not be preferred stock where: (i) either the holder of such stock has the right to require Parent or a related person to redeem or purchase the stock;
(ii) Parent or a related person has the right or is required to redeem or purchase such stock; or (iii) the dividend rate on such stock varies in whole or in part (directly or indirectly) with reference to interest rates, commodity prices, or other similar indices.

        24. Parent and Merger Sub are authorized to make all of the representations set forth herein.

        The undersigned recognize that (i) your opinions will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Reorganization Agreement and the various other documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

        The undersigned recognize that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.


                                        Very truly yours,

                                        STORAGE DIMENSIONS, INC.
                                        A DELAWARE CORPORATION


                                        By: ___________________________________

                                        Name: _________________________________

                                        Title: ________________________________


                                        STORAGE ACQUISITION CORP.,
                                        A CALIFORNIA CORPORATION


                                        By: ___________________________________

                                        Name: _________________________________

                                        Title: ________________________________

                                    EXHIBIT K

                      CAPITAL PARTNERS STANDSTILL AGREEMENT

                              STANDSTILL AGREEMENT


        THIS STANDSTILL AGREEMENT is entered into as of December 22, 1997 (the "Effective Date") by and among ARTECON, INC., a California corporation ("Company"), STORAGE DIMENSIONS, INC., a Delaware corporation ("Parent"), and CP ACQUISITION, L.P. NO. 4A, a Delaware limited partnership, CP ACQUISITION, L.P. NO. 4B, a Delaware limited partnership, CAPITAL PARTNERS, INC., a Connecticut corporation, and FGS, INC., a Delaware corporation (each a "Stockholder" and collectively the "Stockholders").

                                    RECITALS

        A. Company, Parent and Storage Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "Merger Agreement"); capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned to such terms in the Merger Agreement, which provides for, among other things, the Merger on the terms set forth therein.

        B. As of the date hereof, the Stockholders are the record and beneficial holders of an aggregate of 2,900,623 shares of Common Stock of Parent, which shares represent all of the Parent Securities (as defined herein) held of record or beneficially by the Stockholders and their affiliates.

        C. As a condition to the willingness of the Company to enter into the Merger Agreement, the Company has required that each Stockholder agree, and in order to induce the Company to enter into the Merger Agreement each Stockholder has agreed, to enter into and be bound by the terms of this Agreement.

                                    AGREEMENT

        The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

        1.1 "Parent Securities" shall mean all shares of any class of capital stock of Parent and any other Parent securities entitled to vote generally for the election of directors or on any other matter submitted to a vote of securityholders, outstanding before and/or after the Merger, and any rights to acquire Parent Securities or other Parent Securities or rights convertible into or exchangeable or exercisable for the purchase of Parent Common Stock or such other Parent voting securities.

        1.2 "affiliate" shall mean present or future affiliates within the meaning of Rule 405 of the Securities Act of 1933, as amended (the "Securities Act").

        1.3 "beneficially owned" shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

SECTION 2. STANDSTILL BY STOCKHOLDERS

        2.1 RESTRICTIONS ON ACTIONS OF PARENT SECURITIES. Except as permitted by
Section 2.2 and subject to the terms of this Agreement, each Stockholder agrees that, from the date hereof until the earlier to occur of (i) the date that is five (5) years from the Closing Date, and (ii) the date on which the Stockholders and their affiliates beneficially hold in the aggregate less than five percent (5%) of the outstanding voting stock of Parent (such earlier date being referred to as the "Termination Date"), it shall not (acting individually or in conjunction with one or more other Stockholders) nor shall it permit any of its affiliates to:

            (a) acquire or offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, any Parent Securities not already owned, beneficially or of record, by the Stockholders as of the date hereof, except for Parent Securities issued to the Stockholders in connection with any stock split or other reclassification affecting the outstanding securities of Parent or stock dividend or other pro rata distribution by Parent to holders of its outstanding securities;

            (b) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) with respect to any matter involving Parent or otherwise initiate, propose or solicit any stockholder, or induce any other person to initiate any stockholder proposal or a tender offer for shares of Parent Securities or any change of control of Parent, or for the purpose of convening a stockholders' meeting of Parent;

            (c) deposit any Parent Securities in any voting trust or subject them to any voting agreement or other agreement of similar effect (other than the Voting Agreements entered into in connection with the Merger Agreement);

            (d) join any partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of Parent Securities within the meaning of Section 13(d) of the Exchange Act;

            (e) acquire or offer to acquire or hold, or agree to acquire or hold, directly or indirectly or permit any person or entity under any Stockholder's control to acquire, offer to acquire or hold, or agree to acquire or hold, directly or indirectly, by purchase or otherwise, more than five percent (5%) of any class of equity securities of any entity which is the beneficial owner of more than five percent (5%) of the outstanding voting power of Parent Securities; or

            (f) otherwise take any action individually or jointly with any partnership, limited partnership, syndicate, or other group or assist any other person, corporation, entity or group in taking any action it could not individually take under this Agreement.

        2.2 PERMITTED ACQUISITIONS.

            (a) Notwithstanding the limitations imposed on the Stockholders and their affiliates under Section 2.1 of this Agreement, one or more Stockholders or their affiliates may acquire from time to time up to that number of Parent Securities such that immediately following each such acquisition, the total number of Parent Securities owned beneficially or of record by all Stockholders and all of their respective affiliates together does not exceed that percentage of the Common Stock of Parent (the "Maximum Percentage"), calculated after giving pro forma effect to the exercise of all outstanding options and warrants and the conversion of all outstanding securities convertible into Common Stock of Parent, held by all Stockholders and their affiliates immediately after the Effective Time. Any Stockholder or its affiliates that acquire shares of Parent Securities under this Section 2 shall, promptly following such acquisition, provide written notice of such acquisition to Parent or, if such acquisition is prior to the Closing Date, to the Company.

            (b) If, as a result of any purchase or other acquisition of securities of Parent other than pursuant to the provisions set forth above in
Section 2(a), any Stockholder or affiliate thereof shall at any time own any Parent Securities such that the total number of Parent Securities owned by all Stockholders and their affiliates together exceeds the maximum percentage permitted by this Section 2 (such excess securities so purchased or otherwise acquired shall be referred to as "Prohibited Securities"), subject to the provisions of all applicable securities laws, such Stockholder shall sell as promptly as practicable Parent Securities having voting power at least equal to the voting power of the Prohibited Securities. Prior to such sale, each Stockholder agrees, and hereby grants Parent its irrevocable proxy, to vote the Prohibited Securities in accordance with the recommendation of the Parent's management in any matter submitted to a vote of the stockholders of Parent (provided, however, that the foregoing paragraph shall not be deemed to limit Parent's remedies in the event that Prohibited Securities were acquired in violation of this Section 2). Notwithstanding the foregoing, if the aggregate beneficial ownership of the Stockholders and their affiliates exceeds the Maximum Percentage solely as a result of any stock repurchase or other action effected by Parent or the Company which has the effect of reducing the number of outstanding Parent capital stock, then securities of Parent held by the Stockholders shall not be deemed to be Prohibited Securities and the provisions of this Section 2.2(b) shall not be applicable to any such excess holdings.

SECTION 3. WAIVER OF RESTRICTIONS. The provisions of this Agreement may be waived with respect to any proposed acquisition or transfer of Parent Securities solely (i) after the Closing Date by Parent and (ii) prior to the Closing Date by Parent and the Company, upon duly authorized action of their respective Boards of Directors.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

        Each Stockholder hereby represents and warrants to Parent and the Company as follows:

        4.1 DUE AUTHORIZATION. Each Stockholder has full power and capacity to execute and deliver this Agreement and to make the representations, warranties and agreements herein and to perform such Stockholder's obligations hereunder. The Stockholders that are parties to this Agreement represent all of the current affiliates of Capital Partners, Inc. who own, beneficially or of record, Parent Securities.

        4.2 ACKNOWLEDGMENT. Each Stockholder has carefully read this Agreement and has discussed with counsel, to the extent such Stockholder felt necessary, the requirements, limitations and restrictions on its ability to sell, transfer or otherwise dispose of its Parent Securities and fully understands the requirements, limitations and restrictions this Agreement places upon such Stockholder's ability to transfer, sell or otherwise dispose of such Parent Securities.

        4.3 NO CONFLICTS. The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not: (i) conflict with or violate any current law, order, decree or judgment applicable to Stockholder or its affiliates or by which Stockholder, its affiliates or any of their properties is bound or affected; or (ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of any indenture or other loan document provisions or other Contract, license, franchise, permit or other instrument or obligation to which such Stockholder or any of its affiliates is a party or by which Stockholder, its affiliate or any of their properties is bound or affected.

        4.4 TITLE TO PARENT SECURITIES. Each Stockholder further represents that it is the beneficial owner of the number of shares of Parent Securities set forth below, which Parent Securities represent all Parent Securities owned beneficially or of record by such Stockholder.

        4.5 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the consummation of the Merger, and will be accurate in all material respects as of the date of the consummation of the Merger as if made on that date. Notwithstanding the previous sentence, the representations and warranties contained in this Agreement shall expire on the Closing Date.

SECTION 5. MISCELLANEOUS

        5.1 EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

        5.2 NOTICES. All notices or other communications under this Agreement shall be in writing and shall be given by delivery in person, by facsimile, cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or such other address for a party as shall be specified in a notice given in accordance with this Section 5.2) and shall be deemed to have been given one business day after transmission by facsimile, cable, telegram, telex of other standard form of telecommunications or four days after deposit in the U.S.
mail:

               if to Stockholder:

               Capital Partners, Inc.
               One Pickwick Plaza
               Suite 310 Greenwich, CT 06830

               if to Parent:

               Storage Dimensions, Inc.
               1656 McCarthy Blvd.
               Milpitas, CA 95035
               Attention: Chief Executive Officer

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, CA  94304-1050
               Attention: Kenneth M. Siegel, Esq.
               Facsimile No.: (415) 493-6811

               if to Company:

               Artecon, Inc.
               6305 El Camino Real
               Carlsbad, CA  92009-1606

               with a copy to:

               Cooley Godward LLP
               4365 Executive Drive
               Suite 1100
               San Diego, CA  92121-2128
               Attention: Thomas A. Coll, Esq.
               Facsimile No.: (619) 453-3555

        5.3 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        5.4 ENTIRE AGREEMENT. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto. This Agreement shall terminate in the event the Merger Agreement is validly terminated pursuant to its terms so long as any termination does not occur by reason of any breach by Parent.

        5.5 ASSIGNMENT, BINDING EFFECT. Neither this Agreement nor any of Stockholder's rights, interests or obligations hereunder shall be assigned by Stockholder (whether by operation of law or otherwise) without the prior written consent of the Company and Parent. The Company and Parent may assign all or any of their rights and obligations hereunder without the consent of any Person. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        5.6 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

        5.7 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California, as applied to contracts entered into and to be performed entirely within the State of California.

        5.8 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

        IN WITNESS WHEREOF, the Company, Parent and each Stockholder have caused this Agreement to be executed, as of the date first written above.


                                        ARTECON, INC.


                                        By: /s/ JAMES L. LAMBERT
                                            ------------------------------------
                                            Name: James L. Lambert
                                            Title: President


                                        STORAGE DIMENSIONS, INC.


                                        By: /s/ DAVID A. EEG
                                            ------------------------------------
                                            Name: David A. Eeg
                                            Title: President and CEO


                                        STOCKHOLDERS:

                                        CP ACQUISITION, L.P. NO. 4A


                                        By: /s/ A. GEORGE GEBAUER
                                            ------------------------------------
                                            Name:
                                            Title:

                                            Parent Securities owned as of the
                                            date of this Standstill Agreement:
                                            1,676,440 shares of Common Stock


                                        CP ACQUISITION, L.P. NO. 4B


                                        By: /s/ A. GEORGE GEBAUER
                                            ------------------------------------
                                            Name:
                                            Title:

                                            Parent Securities owned as of the
                                            date of this Standstill Agreement:
                                            926,790 shares of Common Stock

                                        CAPITAL PARTNERS, INC.


                                        By: /s/ A. GEORGE GEBAUER
                                            ------------------------------------
                                            Name:
                                            Title:

                                            Parent Securities owned as of the
                                            date of this Standstill Agreement:
                                            3,612 shares of Common Stock


                                        FGS, INC.


                                        By: /s/ A. GEORGE GEBAUER
                                            ------------------------------------
                                            Name:
                                            Title:

                                            Parent  Securities owned as of the
                                            date of this Standstill Agreement:
                                            293,781 shares of Common Stock

                                    EXHIBIT L

                    FORM OF COOLEY GODWARD LLP LEGAL OPINION

                         PROPOSED FORM OF OPINION LETTER
                              OF COOLEY GODWARD LLP

[the final legal opinion shall contain customary assumptions and qualifications]

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California.

2. The Company has the requisite corporate power to own, operate and lease its property and assets and to conduct its business as it is currently being conducted. To the best of counsel's knowledge, the Company is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification except where the failure to so qualify would not materially and adversely affect the Company's business, financial condition and results of operations, taken as a whole.

3. All corporate action on the part of the Company, its Board of Directors and its shareholders necessary for the authorization, execution and delivery of the Merger Agreement by the Company and the performance of the Company's obligations under the Merger Agreement has been taken. The Merger Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4. The authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock, no par value, of which [___________] shares have been issued and are outstanding immediately prior to the Closing, (ii) 20,000,000 shares of Preferred Stock, no par value, (A) 10,000,000 of which have been designated as "Preferred" shares, [__________] of which are outstanding immediately prior to the Closing, and (B) 10,000,000 of which have been designated "Preferred B" shares, [___________] of which are outstanding immediately prior to the Closing. To counsel's knowledge, except as expressly set forth in the Merger Agreement (including the Company's Disclosure Schedule), there are no options, warrants, conversion privileges, or other rights presently outstanding to purchase any authorized but unissued capital stock of the Company. Except for the Voting Agreements and the irrevocable proxies set forth in Part 2.3 of the Company Disclosure Schedule, there are no voting agreements, co-sale rights or rights of first refusal applicable to any of the Company's outstanding capital stock under the Company's Articles of Incorporation, Bylaws or any Material Company Contract disclosed in Part 2.10(a) of the Company Disclosure Schedule.

5. The execution, delivery and performance by the Company of the Merger Agreement and the consummation by the Company of the Merger as provided therein will not violate any provision of the Company's Articles of Incorporation or Bylaws, and do not constitute a material default (or give rise to any right of termination, cancellation or acceleration) under any provision of Material Company Contract disclosed in Part 2.10(a) of the Company Disclosure Schedule and do not violate or contravene (A) any governmental statute, rule or regulation applicable to the Company or (B) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the violation or contravention of which would have a material adverse effect on the Company's business, financial condition and results of operations, taken as a whole.

6. To counsel's knowledge, there is no action, proceeding or investigation pending or threatened in writing against the Company before any court or administrative agency that questions the validity of the Merger Agreement or might result in a material adverse change in the Company's business, financial condition and results of operations, taken as a whole.

7. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required to be obtained prior to the Closing in connection with the Company's execution, delivery and performance of the Merger Agreement and the consummation by the Company and the Shareholder of the Merger as contemplated therein have been made or obtained, other than the filing of the Agreement of Merger with the Secretary of State of the State of California as contemplated by Section 1.3 of the Merger Agreement.

8. The Certificate of Merger has been duly authorized by the Company's Board of Directors and its shareholders and, assuming due approval by the Boards of Directors and stockholders of Parent and Merger Sub, respectively, and compliance by Parent and Merger Sub with all requirements of applicable law and the Merger Agreement necessary to effect the Merger, upon its filing with and acceptance by the Secretary of State of the State of California, the Merger will be effective.

                                    EXHIBIT M

                     FORM OF COOLEY GODWARD LLP TAX OPINION

                        [COOLEY GODWARD LLP LETTERHEAD]




__________________, 1998






Artecon, Inc.
6305 El Camino Real
Carlsbad, California 92009-1606


Ladies and Gentlemen:

This opinion is being delivered to you in accordance with Section 7.8 of the Agreement and Plan of Merger and Reorganization dated as of December , 1997 (the "Reorganization Agreement") by and among Storage Dimensions, Inc., a Delaware corporation ("Parent"), Storage Acquisition Corp., a California corporation and wholly owned subsidiary of Parent ("Merger Sub"), and Artecon, Inc., a California corporation (the "Company").

Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

We have acted as counsel to the Company in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in, the following documents (including all exhibits and schedules attached thereto):

        (a) the Reorganization Agreement;

        (b) those certain tax representation letters dated ____________, 1998 delivered to us by Parent, Merger Sub and the Company containing certain representations of Parent, Merger Sub and the Company (the "Tax Representation Letters");

        (c) Continuity of Interest Certificates dated ____________, 199__ by certain shareholders of the Company in favor of Parent, Merger Sub and the Company (the "Continuity of Interest Certificates"); and

        (d) such other instruments and documents related to the formation, organization and operation of Parent, Merger Sub and the Company and related to the consummation of the Merger and the other transactions contemplated by the Reorganization Agreement as we have deemed necessary or appropriate.

In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

[COOLEY GODWARD LLP LETTERHEAD]

Artecon, Inc.
_________________, 1998
Page Two



        1. Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective
Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

        2. All representations, warranties and statements made or agreed to by Parent, Merger Sub and the Company, their managements, employees, officers, directors and shareholders in connection with the Merger, including, but not limited to, those set forth in the Reorganization Agreement (including the exhibits thereto), the Tax Representation Letters and the Continuity of Interest Certificates are true and accurate at all relevant times;

        3. All covenants contained in the Reorganization Agreement (including exhibits thereto), the Tax Representation Letters and the Continuity of Interest Certificates are performed without waiver or breach of any material provision thereof;

        4. There is no plan or intention on the part of the shareholders of the Company to engage in a sale, exchange, transfer, distribution, pledge, or other disposition or any transaction which results in a reduction of risk of ownership, or a direct or indirect disposition of shares of Parent Common Stock and Parent Preferred Stock (collectively, "Parent Stock") to be received in the Merger that would reduce the Company's shareholders' ownership of Parent Stock to a number of shares having an aggregate fair market value, as of the Effective Time, of less than fifty percent (50%) of the aggregate fair market value of all of the Company capital stock outstanding immediately prior to the Effective Time. (For purposes of the preceding sentence, shares of Company capital stock pursuant to which shareholders of the Company exercise dissenters' rights in the Merger, which are exchanged for consideration in the Merger other than shares of Parent Stock, including being exchanged for cash in lieu of fractional shares of Parent Stock or are sold, redeemed or disposed of in a transaction that is in contemplation of or related to the Merger, shall be considered shares of the Company capital stock held by shareholders of the Company immediately prior to the Merger which are exchanged for shares of Parent Stock in the Merger and then disposed of pursuant to a plan);

        5. Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification; and

        6. The opinion, dated , 1998, from Wilson, Sonsini, Goodrich & Rosati, P.C. to Parent and Merger Sub in satisfaction of Section 8.9 of the Reorganization Agreement has been delivered and has not been withdrawn.

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that, for federal income tax purposes, the Merger will be a reorganization within the meaning of Section 368(a)(1) of the Code.

[COOLEY GODWARD LLP LETTERHEAD]

Artecon, Inc.
_________________, 1998
Page Three



This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Reorganization Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Reorganization Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. Further, no opinion is expressed as to the federal income tax treatment with respect to holders of Company Warrants.

No opinion is expressed as to any transaction other than the Merger as described in the Reorganization Agreement, or as to any other transaction whatsoever, including the Merger, if all of the transactions described in the Reorganization Agreement are not consummated in accordance with the terms of the Reorganization Agreement and without waiver of any material provision thereof. To the extent that any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

This opinion only represents our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The conclusions are based on the Code, existing judicial decisions, administration regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

This opinion is being delivered solely in connection with Section 7.8 of the Reorganization Agreement. It is intended for the benefit of the Company and its shareholders and may not be relied upon or utilized for any other purpose or by any other person and may not be made available to any other person without our prior written consent.

Sincerely,

COOLEY GODWARD LLP


Susan Cooper Philpot

SCP:dp

                                    EXHIBIT N

             FORM OF WILSON SONSINI GOODRICH & ROSATI LEGAL OPINION

                         PROPOSED FORM OF OPINION LETTER
                       OF WILSON SONSINI GOODRICH & ROSATI

[the final legal opinion shall contain customary assumptions and qualifications]

1. Each of Parent and Merger Sub have been duly incorporated and are validly existing corporations in good standing under the laws of the jurisdictions of their respective incorporations.

2. Parent has the requisite corporate power to own, operate and lease its property and assets and to conduct its business as it is currently being conducted. To counsel's knowledge, Parent is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification except where the failure to so qualify would not materially and adversely affect Parent's business, financial condition and results of operations, taken as a whole.

3. All corporate action on the part of Parent and Merger Sub, their respective Boards of Directors and stockholders necessary for the authorization, execution and delivery of the Merger Agreement by Parent and Merger Sub and the performance of Parent's and Merger Sub's obligations under the Merger Agreement has been taken. The Merger Agreement has been duly and validly authorized, executed and delivered by Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4. The authorized capital stock of Parent consists of (i) 40,000,000 shares of Common Stock, $.005 par value, of which ____________ shares have been issued and are outstanding immediately prior to the Closing, and (ii) 10,000,000 shares of Preferred Stock, $.005 par value, none of which are issued and outstanding immediately prior to the Closing. The shares of Common Stock of Parent to be issued to the shareholders of the Company in connection with the Merger (the "Merger Shares") have been duly authorized and, when issued pursuant to the terms of the Merger Agreement, will be validly issued, outstanding, fully paid and nonassessable. To counsel's knowledge, except as expressly set forth in the Merger Agreement (including the Parent Disclosure Documents), there are no options, warrants, conversion privileges or other rights presently outstanding to purchase any authorized but unissued capital stock of Parent. Except for the Voting Agreements and the irrevocable proxies set forth in Part 3.3 of the Parent Disclosure Schedule, there are no voting agreements, co-sale rights or rights of first refusal applicable to any of Parent's outstanding capital stock under Parent's Certificate of Incorporation, Bylaws or any Material Parent Contract disclosed in Part 3.10(a) of the Parent Disclosure Schedule.

5. The Merger Shares and the shares of Parent Common Stock issuable upon conversion of the Parent Preferred Stock issuable in the Merger have been registered under the Securities Act of 1933, as amended (the "Act"), pursuant to a registration statement on Form S-4 (the "Registration Statement"). The Registration Statement became effective under the Act by order of the Securities and Exchange Commission (the "SEC") on _______, 1998, and, to counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act.

6. The execution, delivery and performance by Parent of the Merger Agreement and the consummation by Parent and Merger Sub of the Merger as provided therein will not violate any provision of Parent's or Merger Sub's Certificate of Incorporation or Articles of Incorporation as the case may be, or Bylaws, and do not constitute a material default (or give rise to any right of termination, cancellation or acceleration) under any provision of any Parent Material Contract disclosed in Part 3.10(a) of the Parent Disclosure Schedule, and do not violate or contravene (A) any governmental statute, rule or regulation applicable to Parent or Merger Sub or (B) any order, writ, judgment, injunction, decree, determination or award which has been entered against Parent or Merger Sub and of which counsel is aware, the violation or contravention of which would have a material adverse effect on Parent's business, financial condition and results of operations, taken as a whole.

7. To counsel's knowledge, there is no action, proceeding or investigation pending or threatened in writing against Parent before any court or administrative agency that questions the validity of the Merger Agreement or might result in any material adverse change in Parent's business, financial condition and results of operations, taken as a whole.

8. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required to be obtained prior to the Closing in connection with Parent's and Merger Sub's execution, delivery and performance of the Merger Agreement and the consummation by Parent and Merger Sub of the Merger as provided therein have been made or obtained, other than the filing of the Merger Agreement with the Secretary of State of the State of California as contemplated by Section 1.3 of the Merger Agreement.

9. The Certificate of Merger has been duly approved by Parent's and Merger Sub's respective Boards of Directors and stockholders and, assuming due approval by the Board of Directors and shareholders of the Company and compliance by the Company with all requirements of applicable law and the Merger Agreement necessary to effect the Merger, upon its filing with and acceptance by the Secretary of State of the State of California, the Merger will be effective.

                                    EXHIBIT O

              FORM OF WILSON SONSINI GOODRICH & ROSATI TAX OPINION

                             December ______ , 1997


Storage Dimensions, Inc.

___________________________

___________________________



Ladies and Gentlemen:

        We have acted as counsel for Storage Dimensions, Inc., a Delaware corporation ("Storage") in connection with the preparation and execution of the Agreement and Plan of Merger and Reorganization dated as of December __, 1997 (the "Reorganization Agreement") among Storage, Storage Acquisition Corp., a wholly-owned subsidiary of Storage incorporated in California ("Merger Sub"), and Artecon, Inc., a California corporation ("Artecon"). Pursuant to the Reorganization Agreement, Merger Sub will merge with and into Artecon (the "Merger"), and Artecon will become a wholly-owned subsidiary of Storage. Unless otherwise defined, capitalized terms referred to herein have the meanings set forth in the Reorganization Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

        You have requested our opinion regarding certain United States federal income tax consequences of the Merger. In delivering this opinion, we have reviewed and relied upon the facts, statements, descriptions and representations set forth in the Reorganization Agreement (including Exhibits) and such other documents pertaining to the Merger as we have deemed necessary or appropriate. We have also relied upon certificates of officers of Storage and Artecon respectively (the "Officers' Certificates") and Continuity of Interest Certificates executed by certain shareholders of Artecon.

        In connection with rendering this opinion, we have also assumed (without any independent investigation) that:

        1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

        2. Any statement made in any of the documents referred to herein, "to the best of the knowledge" of any person or party is correct without such qualification;

        3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and no actions have been (or will be) taken which are inconsistent with such representations;

Storage Dimensions, Inc.
December __, 1997
Page 2



        4. The Merger will be reported by Storage and Artecon on their respective federal income tax returns in a manner consistent with the opinion set forth below;

        5. The Merger will be consummated pursuant to the Reorganization Agreement and will be effective under the laws of the States of Delaware and California.

        6. The shareholders of Artecon do not, and will not on or before the Effective Time, have an existing plan or intent to dispose of an amount of Storage common stock and Storage preferred stock to be received in the Merger (or to dispose of Artecon capital stock in anticipation of the Merger) such that the shareholders of Artecon will not receive and retain a meaningful continuing equity ownership in Storage that is sufficient to satisfy the continuity of interest requirement as specified in Treas. Reg. ss. 1.368-1(b) and as interpreted in certain Internal Revenue Service rulings and federal judicial decisions; and

        7. The opinion, dated ______________, 1998, from Cooley Godward LLP to Artecon in satisfaction of Section 7.8 of the Reorganization Agreement has been delivered and has not been withdrawn.

        Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the Reorganization Agreement (and without any waiver, breach or amendment of any of the provisions thereof) and the statements set forth in the Officers' Certificates and the Continuity of Interest Certificates are true and correct as of the Effective Time, then for federal income tax purposes, the Merger will qualify as a "reorganization" as defined in Section 368(a) of the Code.

        This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

        This opinion addresses only the classification of the Merger as a reorganization under Section 368(a) of the Code, and does not address any other federal state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger).

        No opinion is expressed as to any transaction other than the Merger as described in the Reorganization Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Reorganization Agreement are not consummated in accordance with the terms of such Reorganization Agreement and without waiver or breach of any material

Storage Dimensions, Inc.
December __, 1997
Page 3



provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

        This opinion has been delivered to you for the purpose of satisfying the requirements of Section 8.9 of the Reorganization Agreement. It may not be relied upon for any other purpose or by any other person or entity and may not be made available to any other person or entity without our prior written consent.



                                            Very truly yours,




                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation

                                    EXHIBIT P

                        RESIGNATIONS OF CERTAIN DIRECTORS



David A. Eeg

George A. Gebauer

Gene E. Bowles